Exhibit 10.1

$40,000,000

REVOLVING LOAN CREDIT AGREEMENT

dated as of

July 30, 2018

among

SERVICESOURCE INTERNATIONAL, INC.

and

SERVICESOURCE DELAWARE, INC.,

as Borrowers

and

COMPASS BANK,

as Lender

ii

SCHEDULES:

Definitions Schedule

Notice Addresses Schedule

Reporting Schedule

Closing Conditions Schedule

3.05 – Properties

3.06 – Environmental Matters

3.12 – Material Agreements

3.14 – Insurance

3.15 – Capitalization and Subsidiaries

3.22 – Affiliate Transactions

6.01 – Indebtedness

6.02 – Liens

6.04 – Investments

6.10 – Restrictive Agreements

X – Certain Account Debtors

EXHIBITS:

A – Form of Notice of Borrowing

B – Form of Notice of Conversion/Continuation Request

C – Form of Compliance Certificate

D – Form of Borrowing Base Certificate

E – Form of Blocked Account Agreement

iii

REVOLVING LOAN CREDIT AGREEMENT dated as of July 30, 2018 (as it may be amended, restated or modified from time to time, together with all Exhibits, and Schedules annexed hereto from time to time, each of which is hereby incorporated herein and made a part hereof, this “Agreement”), by and among SERVICESOURCE INTERNATIONAL, INC., a Delaware corporation and SERVICESOURCE DELAWARE, INC., a Delaware corporation (collectively, the “Borrowers” and each, individually, a “Borrower”), the Loan Parties party hereto, and COMPASS BANK (the “Lender”).

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.    Defined Terms. As used in this Agreement, the capitalized terms shall have the meanings specified in the Definitions Schedule attached hereto.

SECTION 1.02.    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

SECTION 1.03.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply) and all judgments, orders and decrees of all Governmental Authorities. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignments set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits, and Schedules shall be construed to refer to Articles and Sections of, and Exhibits, and Schedules to, this Agreement, (f) any reference in any definition to the phrase “at any time” or “for any period” shall refer to the same time or period for all calculations or determinations within such definition, and (g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04.    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, notwithstanding the occurrence of any change after the date hereof in GAAP or in the application thereof on the operation of any provision hereof, such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective unless and until such provision is amended in accordance herewith; provided further that the parties hereto acknowledge that EBITDA is a non-GAAP financial measure.

ARTICLE II

The Credits

SECTION 2.01.    Revolving Commitment. Subject to the terms and conditions set forth herein, the Lender agrees to make Revolving Loans to any Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in Availability being less than zero or that would exceed (together with all other Revolving Loans) the Revolving Commitment, subject to the Lender’s authority, in its sole discretion, to make Protective Advances pursuant to the terms of Section 2.04. Within the foregoing limits and subject to the terms and conditions set forth herein, any Borrower may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02.    Loans and Borrowings.

(a)    Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type. Any Protective Advance shall be made in accordance with the procedures set forth in Section 2.04.

(b)    Subject to Section 2.13, each Borrowing, if applicable, shall be comprised entirely of Base Rate Loans or Eurodollar Loans as the Borrowers may request in accordance herewith. The Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of the Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.13, 2.14, 2.15 and 2.16 shall apply to such Affiliate to the same extent as to the Lender); provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

(c)    At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple equal to $250,000 and not less than $500,000. Base Rate Borrowings may be in any amount. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than 5 Eurodollar Borrowings outstanding.

(d)    Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

(e) In the event that the availability of the Revolving Commitment expires by the terms of this Agreement or by the terms of any agreement extending the Maturity Date of the Revolving Commitment, Lender may, in its sole discretion, make requested advances; however it is expressly acknowledged and agreed that, in such event, Bank shall have the right, in its sole discretion, to decline to make any requested advance and may require payment in full of Borrower’s Obligations at any time without prior notice to the Borrower and the making of any such advance shall not be construed as a waiver of such right by Lender.

SECTION 2.03.    Borrowing Procedures. Requests for Revolving Borrowings.

(a)    Notices by the Borrowers to the Lender of requests for Revolving Loans. To request a Revolving Loan Borrowing, the applicable Borrower shall notify the Lender pursuant to the Notice of Borrowing not later than (i) in the case of a Eurodollar Borrowing, 10:00 a.m., Denver, Colorado time, three (3) Business Days before the date of the proposed Borrowing or (ii) in the case of a Base Rate Borrowing, noon, Denver, Colorado time, on the date of the proposed Borrowing; provided that any such notice of a Base Rate Revolving Loan Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(d) may be given not later than 9:00 a.m., Denver, Colorado time, on the date of the proposed Borrowing.

Each Notice of Borrowing shall specify the following information in compliance with Section 2.02:

(i)    the name of the applicable Borrower;

(ii)    the aggregate amount of the requested Borrowing and a breakdown of the separate wires comprising such Borrowing;

(iii)    the date of such Borrowing, which shall be a Business Day;

(iv)    whether such Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and

(v)    in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period.”

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

SECTION 2.04.    Protective Advances. Subject to the limitations set forth below, the Lender is authorized by the Borrowers, from time to time in the Lender’s sole discretion (but shall have absolutely no obligation to), to make Loans to any Borrower, which the Lender, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations or (iii) to pay any other amount chargeable to or required to be paid by the Borrowers pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 8.03) and other sums payable under the Loan Documents (any of such Loans are herein referred to as “Protective Advances”). Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. The Protective Advances shall be secured by the Liens in favor of the Lender in and to the Collateral and shall constitute Obligations hereunder. All Protective Advances shall be Base Rate Borrowings.

SECTION 2.05.    Letters of Credit.

(a)    General. Subject to the terms and conditions set forth herein, any Borrower may request the issuance of Letters of Credit for its own account or for the account of another Borrower or other Loan Party denominated in dollars, as the applicant thereof for support of its or the other Borrower’s, or its or the other Borrower’s Subsidiaries’, obligations, in a form reasonably acceptable to the Lender at any time and from time to time during the Availability Period, and the Lender shall issue such requested Letters of Credit in accordance with and subject to the terms hereof. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the applicable Borrower to, or entered into by the applicable Borrower with, the Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Each Borrower unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the support of any Subsidiary’s obligations as provided in the first sentence of this paragraph, such Borrower will be fully responsible for the reimbursement of LC Disbursements in accordance with the terms hereof, the payment of interest thereon and the payment of fees due under Section 2.11(b) to the same extent as if it were the sole account party in respect of such Letter of Credit (such Borrower hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor or surety of the obligations of such Subsidiary that is an account party in respect of any such Letter of Credit). Notwithstanding anything herein to the contrary, the Lender shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit (i) the proceeds of which would be made available to any Person (A) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (B) in any manner that would result in a violation of any Sanctions by any party to this Agreement, (ii) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Lender from issuing such Letter of Credit, or any Requirement of Law relating to the Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Lender shall prohibit, or request that the Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Lender is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Lender any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Lender in good faith deems material to it, or (iii) if the issuance of such Letter of Credit would violate one or more policies of the Lender applicable to letters of credit generally; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed not to be in effect on the Effective Date for purposes of clause (ii) above, regardless of the date enacted, adopted, issued or implemented.

(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the applicable Borrower shall deliver by hand or facsimile (or transmit through Electronic System, if arrangements for doing so have been approved by the Lender) to the Lender prior to 9:00 am, Denver, Colorado time, at least three Business Days prior to the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Lender, the applicable Borrower also shall submit a letter of credit application on the Lender’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $4,000,000 and (ii) Availability shall be equal to or greater than zero.

(c)    Expiration Date. Each Letter of Credit shall expire (or be subject to termination or non- renewal by notice from the Lender to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, including, without limitation, any automatic renewal provision, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

(d)    Reimbursement. If the Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse such LC Disbursement by paying to the Lender an amount equal to such LC Disbursement on the date that such LC Disbursement is made; provided that the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with a Base Rate Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting Base Rate Revolving Borrowing.

(e)    Obligations Absolute. The Borrowers’ joint and several obligation to reimburse LC Disbursements as provided in paragraph (d) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision herein or therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) any payment by the Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder. Neither the Lender nor any of its Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Lender; provided that the foregoing shall not be construed to excuse the Lender from liability to the Borrowers to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by any Borrower that are caused by the Lender’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Lender (as finally determined by a court of competent jurisdiction), the Lender shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(f)    Disbursement Procedures. The Lender shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Lender shall promptly notify the Borrowers by telephone (confirmed by facsimile) of such demand for payment and whether the Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve any Borrower of its obligation to reimburse the Lender with respect to any such LC Disbursement.

(g)    Interim Interest. If the Lender shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum then applicable to Base Rate Revolving Loans and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (d) of this Section, then Section 2.12(d) shall apply.

(h)    Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrowers receives notice from the Lender demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Lender, in the name and for the benefit of the Lender (the “LC Collateral Account”), an amount in cash equal to 105% of the amount of the LC Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Article VII. Such deposit shall be held by the Lender as collateral for the payment and performance of the Secured Obligations. The Lender shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account and each Borrower hereby grants the Lender a security interest in the LC Collateral Account and all money or other assets on deposit therein or credited thereto. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Lender and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the LC Collateral Account. Moneys in the LC Collateral Account shall be applied by the Lender for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other Secured Obligations. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three (3) Business Days after all such Events of Default have been cured or waived as confirmed in writing by the Lender.

(i)    LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.

SECTION 2.06.    Funding of Borrowings. The Lender shall make each Loan to be made by it hereunder on the proposed date thereof available to the applicable Borrower by promptly crediting the amounts in immediately available funds, to the Funding Account; provided that Base Rate Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(d), deemed requests for Borrowings under Section 2.17(c), and Protective Advances shall be retained by the Lender.

SECTION 2.07.    Interest Elections.

(a)    Each Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Notice of Borrowing. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Protective Advances, which may not be converted or continued.

(b)    To make an election pursuant to this Section, the applicable Borrower shall notify the Lender of such election by delivering a Notice of Continuation/Conversion Request, by the time that a Notice of Borrowing would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.

(c)    Each Notice of Continuation/Conversion Request (including requests submitted through Electronic System) shall specify the following information in compliance with Section 2.02:

(i)    the name of the applicable Borrower and the Borrowing to which such Notice of Continuation/Conversion Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)    the effective date of the election made pursuant to such Notice of Continuation/Conversion Request, which shall be a Business Day;

(iii)    whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and

(iv)    if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Notice of Continuation/Conversion Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.

(d)    If an applicable Borrower fails to deliver a timely Notice of Continuation/Conversion Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Eurodollar Borrowing shall automatically continue upon the expiration of the then current Interest Period with respect thereto for the length of the Interest Period elected in the most recently delivered Notice of Continuation/Conversion Request for such Eurodollar Borrowing or, if no such Notice of Continuation/Conversion Request was delivered, for the length of the initial Interest Period elected.

(e)    Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Lender so notifies the Borrowers, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an Base Rate Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08.    Termination of Commitment.

(a)    Unless previously terminated, the Revolving Commitment shall terminate on the Maturity Date.

(b)    The Borrowers may at any time terminate the Revolving Commitment upon (i) the payment in full of all outstanding Loans, together with accrued and unpaid interest thereon and on any LC Exposure, (ii) the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Lender of a cash deposit, or at the discretion of the Lender a backup standby letter of credit satisfactory to the Lender, in an amount equal to 105% of the LC Exposure as of such date), (iii) the payment in full of the accrued and unpaid fees and (iv) the payment in full of all reimbursable expenses and other Obligations, together with accrued and unpaid interest thereon.

(c)    The Borrowers shall notify the Lender of any election to terminate the Revolving Commitment under paragraph (b) of this Section at least five Business Days prior to the effective date of such termination, specifying such election and the effective date thereof. Each notice delivered by the Borrowers pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitment delivered by the Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrowers (by notice to the Lender on or prior to the specified effective date) if such condition is not satisfied. Any termination of the Revolving Commitment shall be permanent.

SECTION 2.09.    Repayment and Amortization of Loans; Collection and Application of Collateral Proceeds; Evidence of Debt.

(a)    Each Borrower hereby unconditionally, jointly and severally, promises to pay to the Lender (i) the then unpaid principal amount of each Revolving Loan on the Maturity Date, and (ii) the then unpaid amount of each Protective Advance on the earlier of the Maturity Date and demand by the Lender.

(b)    Borrowers shall direct all Account Debtors to make payments to the Springing Blocked Collection Account (as defined below). All funds deposited into any Lock Box subject to a Lock Box Agreement and all funds deposited in any deposit account held with JPMorgan Chase which are subject to a deposit account control agreement (the form of which is attached hereto as Exhibit E) duly executed by JPMorgan Chase, as depository bank, Lender, as secured party and the applicable Borrower, as owner of the account shall be swept on a daily basis into a collection account maintained by the Borrowers with the Lender, which as of the Effective Date, is Account Number 6760250684 held with Lender (the “Springing Blocked Collection Account”). The Lender shall hold and apply funds received into the Springing Blocked Collection Account as provided herein below.

(c)    All amounts deposited in the Springing Blocked Collection Account shall be deemed received by the Lender in accordance with Section 2.17. On each Business Day, the Lender shall apply all immediately available funds credited to the Springing Blocked Collection Account, (i) if no Availability Trigger Period is in effect and no Event of Default exists, by depositing such funds into the Funding Account, or (ii) during any Availability Trigger Period or at any time an Event of Default exists, first to prepay any Protective Advances that may be outstanding, second to prepay the Revolving Loans and to cash collateralize outstanding LC Exposure, and third by depositing any remaining balance into the Funding Account. In addition to the foregoing, upon the occurrence and during the continuance of an Event of Default, if requested by Lender, Borrowers agree to (i) open a lockbox with Lender and execute customary lockbox documentation as required by Lender, (ii) direct all Account Debtors to make such payments to the lockbox and (iii) modify the cash management and treasury management services as reasonably requested by Lender to effectuate the use of a lockbox.

(d)    The Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to the Lender resulting from each Loan made by the Lender, in which the Lender shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to the Lender hereunder and (iii) the amount of any sum received by the Lender hereunder. The entries made in such accounts shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans and other Obligations in accordance with the terms of this Agreement.

(e)    The Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall execute and deliver to the Lender a promissory note payable to the order of the Lender (or, if requested by the Lender, to the Lender and its registered assigns) and in a form prepared by the Lender and consistent with the terms of this Agreement. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 8.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10.    Prepayment of Loans.

(a)    The Borrowers shall have the right at any time and from time to time to prepay any Loan in whole or in part, subject to prior notice in accordance with paragraph (e) of this Section and, if applicable, payment of any break funding expenses under Section 2.15.

(b)    In the event and on such occasion that Availability is less than zero, the Borrowers shall prepay the Revolving Loans and LC Exposure or cash collateralize LC Exposure in accordance with Section 2.05(h), as applicable in an aggregate amount equal to such excess.

(c)    In the event and on each occasion that any Net Proceeds are received by or on behalf of any Loan Party in respect of any Prepayment Event, the Borrowers shall, immediately after such Net Proceeds are received by any Loan Party, prepay the Obligations and cash collateralize LC Exposure as set forth in Section 2.10(d) below in an aggregate amount equal to (x) in the case of a prepayment event described in clause (c) of the definition of the term “Prepayment Event”, and only during an Availability Trigger Period or after the occurrence and continuance of an Event of Default, 50% of such Net Proceeds and (y) in the case of all other Prepayment Events, 100% of such Net Proceeds, provided that, in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, if the Borrowers shall deliver to the Lender a certificate of a Financial Officer to the effect that the Loan Parties intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 180 days after receipt of such Net Proceeds, to acquire (or replace or rebuild) equipment or other tangible assets (excluding inventory) to be used in the business of the Loan Parties, and certifying that no Default or Event of Default has occurred and is continuing, then either (i) so long as an Availability Trigger Period is not in effect, no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such certificate or (ii) if a Availability Trigger Period is in effect, then, if the Net Proceeds specified in such certificate are to be applied to acquire, replace or rebuild such assets by (A) the Borrowers, then such Net Proceeds shall be applied by the Lender to reduce the outstanding principal balance of the Revolving Loans (without a permanent reduction of the Revolving Commitment) and upon such application, the Lender shall establish a Reserve against the Borrowing Base in an amount equal to the amount of such proceeds so applied and (B) any Loan Party that is not a Borrower, such Net Proceeds shall be deposited in a cash collateral account, and in the case of either (A) or (B), thereafter, such funds shall be made available to the applicable Loan Party as follows:

(1)    The Borrowers shall request a Revolving Borrowing (specifying that the request is to use Net Proceeds pursuant to this Section) or the applicable Loan Party shall request a release from the cash collateral account be made in the amount needed;

(2)    so long as the conditions set forth in Section 4.02 have been met, the Lender shall make such Revolving Borrowing or the Lender shall release funds from the cash collateral account; and

(3)    in the case of Net Proceeds applied against the Revolving Borrowing, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Loan;

provided that to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 180-day period, a prepayment shall be required at such time in an amount equal to such Net Proceeds that have not been so applied.

(d)    all such amounts prepaid pursuant to Section 2.10(c), shall be applied, first to prepay any Protective Advances that may be outstanding, and second to prepay the Revolving Loans without a corresponding reduction in the Revolving Commitment and to cash collateralize outstanding LC Exposure.

(e)    The Borrowers shall notify the Lender by telephone (confirmed by facsimile) or through Electronic System, if arrangements for doing so have been approved by the Lender, of any prepayment hereunder not later than 10:00 a.m., Denver, Colorado time, (A) in the case of prepayment of a Eurodollar Borrowing three Business Days before the date of prepayment, and (B) in the case of prepayment of a Base Rate Borrowing on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitment as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.12 and (ii) break funding payments pursuant to Section 2.15.

SECTION 2.11.    Fees.

(a)    Borrowers agree to pay to Compass Bank an unused line fee for the period from and including the Effective Date to the Maturity Date, computed at one quarter of one percent (0.25%) per annum on the average daily amount of the Revolving Commitment reduced by the Revolving Loans outstanding and the LC Exposure (the “Unused Amount”) during the period for which payment is made, payable in arrears on the first Business Day of each calendar month and on the Maturity Date, commencing on the first of such dates to occur after the date hereof; provided, that the Borrowers receive a reasonably detailed invoice from Lender at least two (2) Business Days prior thereto.

(b)    The Borrowers agree to pay (i) to the Lender a letter of credit fee with respect to Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which the Revolving Commitment terminates and the date on which the Lender ceases to have any LC Exposure, and (ii) the Lender’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued letter of credit fees shall be payable in arrears on the first Business Day of each calendar month and on the date on which the Revolving Commitment terminates; provided that any such fees accruing after the date on which the Revolving Commitment terminates shall be payable on demand. Any other fees payable to the Lender pursuant to this paragraph shall be payable within 10 days after demand. All letter of credit fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)    All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Lender. Fees paid shall not be refundable under any circumstances.

SECTION 2.12.    Interest.

(a)    The Loans comprising Base Rate Borrowings shall bear interest at the Alternate Base Rate plus the Applicable Margin.

(b)    The Loans comprising each Eurodollar Borrowing shall bear interest at the LIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)    Each Protective Advance shall bear interest at the Alternate Base Rate plus the Applicable Margin plus 2%.

(d)    Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, the Lender may, at its option, by notice to the Borrowers, declare that (i) all Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount outstanding hereunder, such amount shall accrue at 2% plus the rate applicable to such fee or other obligation as provided hereunder (the “Default Rate”).

(e)    Accrued interest on each Loan (for Base Rate Loans, accrued through the last day of the prior calendar month) shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitment; provided that (i) interest accrued pursuant to paragraphs (c) and (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Base Rate Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f)    All interest hereunder shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate (and all components thereof) and the LIBOR Rate shall be determined by the Lender, and such determination shall be conclusive absent manifest error.

SECTION 2.13.    Inability to Determine Interest Rate; Ineffective Interest Rate. If Lender shall have determined that (a) adequate and reasonable means do not exist for ascertaining LIBOR Rate as set forth herein, (b) LIBOR Rate does not adequately and fairly reflect the effective cost to Lender of making or maintaining the Loans, or (c) the making, maintenance or funding of the Loans based on LIBOR Rate has been made impractical or unlawful, then, and in any such event, Lender may notify Borrowers of such determination. Upon such date as shall be specified in such notice the Loans shall be converted to and shall continue as Base Rate Loans unless and until such circumstances shall no longer exist and Lender shall have revoked such notice; provided, that if an event described in clause (a) of this Section exists and Lender has determined that such event is unlikely to be temporary in nature, Lender and Borrower shall endeavor to establish an alternative interest rate methodology to LIBOR Rate that gives due consideration to conventions then being used by Lender to determine rates of interest in similar types of credit facilities as those hereunder.

SECTION 2.14.    Increased Costs and Reduced Return; Capital Adequacy.

(a)    If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Lender (except any such reserve requirement reflected in the definition of LIBOR Rate);

(ii)    impose on the Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans hereunder or any Letter of Credit; or

(iii)    subject the Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clause (b) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to the Lender of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to the Lender of issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to the Lender within ten (10) days after demand, which demand shall contain the basis and calculations supporting such demand, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as Lender may determine in its sole discretion) as may be required to compensate Lender for such increased costs or reductions in amounts receivable hereunder. Each determination and calculation made by Lender under this clause (a) shall, absent manifest error, be binding and conclusive on the parties hereto.

(b)    If the Lender determines that any Change in Law affecting Lender or any lending office of Lender or Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on the Lender’s capital or on the capital of the Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by, the Commitments of or the Letters of Credit issued by the Lender to a level below that which the Lender or the Lender’s holding company could have achieved but for such Change in Law (taking into consideration the Lender’s policies and the policies of the Lender’s holding company with respect to capital adequacy), then Borrowers shall pay to Lender within ten (10) days after demand, which demand shall contain the basis and calculations supporting such demand, such additional amount or amounts as will compensate Lender or Lender’s holding company for such reduction. Each determination by Lender of amounts owing under this clause (b) shall, absent manifest error, be conclusive and binding on the parties hereto.

(c)    Failure or delay on the part of the Lender to demand compensation pursuant to this Section shall not constitute a waiver of the Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate the Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that the Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of the Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.15.    Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.10), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto or (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.08(c) and is revoked in accordance therewith), then, in any such event, the Borrowers shall compensate the Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to the Lender shall be deemed to include an amount determined by the Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the LIBOR Rate that would have been applicable to such Eurodollar Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which the Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of the Lender setting forth any amount or amounts that the Lender is entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.16.    Taxes.

(a)    Withholding of Taxes: Gross Up. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.16) the Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)    Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Lender timely reimburse it for, Other Taxes.

(c)    Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.16, such Loan Party shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

(d)    Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify the Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by the Lender or required to be withheld or deducted from a payment to the Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Loan Party by the Lender shall be conclusive absent manifest error.

(e)    Withholding Obligations. Any person that is entitled to an exemption from or reduction of withholding Tax with respect any payment made under any Loan Document shall deliver to the payor, at the time or times reasonably requested by the payor, such properly completed and executed documentation reasonably requested by payor as will permit such payment to be made without withholding or at a reduced rate of withholding. In addition, any payee, if reasonably requested by a payor, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the payor as will enable the payor to determine whether or not such payee is subject to backup withholding or information reporting requirements. Documentation subject to this subsection shall include, but not be limited to, IRS Forms W-9, W-8BEN, W-8BEN-E, W-8ECI, or W-8IMY, any certificate establishing that the payee is entitled to the benefits of the exemption for portfolio interest under section 881(c) of the Code, and any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, in each case together with such supplementary documentation as may be prescribed by applicable Law to permit the payor to determine the withholding, deduction, or information reporting required to be made.

(f)    Treatment of Certain Refunds. If the Lender determines, in its sole discretion, exercised in good faith, that it has received a refund of or credit for any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund or credit (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund or credit), net of all out-of-pocket expenses (including Taxes) of the Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit). Such indemnifying party, upon the request of the Lender, shall repay to the Lender the amount paid over pursuant to this Section 2.16(e) in the event that the Lender is required to repay such refund or credit to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.16(e), in no event will the Lender be required to pay any amount to an indemnifying party pursuant to this Section 2.16 the payment of which would place the Lender in a less favorable net after-Tax position than the Lender would have been in if the Tax subject to indemnification and giving rise to such refund or credit had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund or credit had never been paid. This Section 2.16(e) shall not be construed to require the Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g)    Survival. Each party’s obligations under this Section 2.16 shall survive the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(h)    Defined Terms. For purposes of this Section 2.16, the term “applicable law” includes FATCA.

SECTION 2.17.    Payments Generally; Allocation of Proceeds.

(a)    The Borrowers shall make each payment required to be made by them hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 2:00 p.m., Denver, Colorado time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Lender at its offices at its Payment Office. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b)    Any payments received by the Lender (including from proceeds of Collateral) (i) not constituting either (A) a specific payment of principal, interest, fees or other sums payable under the Loan Documents (which shall be applied as specified by the Borrowers), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.10), or (C) amounts to be applied from the Springing Blocked Collection Account during an Availability Trigger Period (which shall be applied in accordance with Section 2.09(c)), shall be applied by the Lender to the payment of the Secured Obligations in such order as the Lender may elect in its sole discretion. Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrowers, or unless an Event of Default is in existence, the Lender shall not apply any payment which it receives to any Eurodollar Loan of a Class, except (a) on the expiration date of the Interest Period applicable thereto or (b) in the event, and only to the extent, that there are no outstanding Base Rate Loans of the same Class and, in any such event, the Borrowers shall pay the break funding payment required in accordance with Section 2.15. The Lender shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.

(c)    At the election of the Lender, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees, costs and expenses pursuant to Section 8.03), and other sums chargeable to or required to be paid by the Borrowers under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrowers pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of any Borrower maintained with the Lender. Each Borrower hereby irrevocably authorizes (i) the Lender, even if the conditions precedent set forth in Section 4.02 have not been satisfied, to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (but such a Borrowing may only constitute a Protective Advance if it is to reimburse costs, fees and expenses as described in Section 8.03) and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.03 or 2.04, as applicable and (ii) the Lender to charge any deposit account of any Borrower maintained with the Lender for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.

(d)    The Lender may from time to time provide the Borrowers with account statements or invoices with respect to any of the Secured Obligations (the “Statements”). The Lender is under no duty or obligation to provide Statements, which, if provided, will be solely for the Borrowers’ convenience. Statements may contain estimates of the amounts owed during the relevant billing period, whether of principal, interest, fees or other Secured Obligations. If the Borrowers pay the full amount indicated on a Statement on or before the due date indicated on such Statement, the Borrowers shall not be in default of payment with respect to the billing period indicated on such Statement; provided, that acceptance by the Lender of any payment that is less than the total amount actually due at that time (including but not limited to any past due amounts) shall not constitute a waiver of the Lender’s right to receive payment in full at another time.

SECTION 2.18.    Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations (including a payment effected through exercise of a right of setoff), the Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason (including pursuant to any settlement entered into by the Lender in its discretion), then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Lender. The provisions of this Section 2.18 shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.18 shall survive the termination of this Agreement.

ARTICLE III

Representations and Warranties

Each Loan Party represents and warrants to the Lender that:

SECTION 3.01.    Organization; Powers. Each Loan Party and each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except to the extent failing to be so qualified would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.02.    Authorization; Enforceability. The Transactions are within each Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. Each Loan Document to which each Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03.    Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate any Requirement of Law applicable to any Loan Party or any Subsidiary, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or any Subsidiary or the assets of any Loan Party or any Subsidiary, or give rise to a right thereunder to require any payment to be made by any Loan Party or any Subsidiary, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any Subsidiary, except Liens created pursuant to the Loan Documents.

SECTION 3.04.    Financial Condition; No Material Adverse Change.

(a)    The Borrowers have heretofore furnished to the Lender their consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2017, as set forth in SSI’s Form 10K for such fiscal year, and (ii) as of and for the fiscal quarter ended March 31, 2018 as set forth in SSI’s Form 10Q for such fiscal quarter. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrowers and their respective consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments (all of which, when taken as a whole, would not be materially adverse) and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b)    No event, change or condition has occurred that has had, or would reasonably be expected to have, a Material Adverse Effect, since the last day of the fiscal year ended December 31, 2017.

SECTION 3.05.    Properties.

(a)    As of the date of this Agreement, Schedule 3.05 sets forth the address of each parcel of real property in the U.S. that is owned or leased by any Loan Party. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and, to the knowledge of the Loan Parties, no default by any party to any such lease or sublease exists. Each of the Loan Parties and each of its Subsidiaries has good and indefeasible title to, or valid leasehold interests in, all of its material real and personal property, free of all Liens other than those permitted by Section 6.02.

(b)    Each Loan Party and each Subsidiary owns, or is licensed to use, all material trademarks, tradenames, copyrights, patents and other intellectual property necessary to its business as currently conducted, a correct and complete list of which, as of the date of this Agreement, is set forth in Schedule 3.05, and, to the knowledge of the Loan Parties, the use thereof by each Loan Party and each Subsidiary does not infringe in any material respect upon the rights of any other Person, and each Loan Party’s and each Subsidiary’s rights thereto are not subject to any licensing agreement or similar arrangement.

SECTION 3.06.    Litigation and Environmental Matters.

(a)    There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting any Loan Party or any Subsidiary (i) that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any Loan Document or the Transactions.

(b)    Except as described in Schedule 3.06, (i) no Loan Party nor any Subsidiary has received notice of any claim with respect to any Environmental Liability or knows of any basis for any Environmental Liability and (ii) except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, no Loan Party or any Subsidiary (A) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (B) has become subject to any Environmental Liability.

(c)    Since the date of this Agreement, there has been no change in the status of any of the matters disclosed in Schedule 3.06 that, individually or in the aggregate, has resulted in a Material Adverse Effect.

SECTION 3.07.    Compliance with Laws and Agreements; No Default. Except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, each Loan Party and each Subsidiary is in compliance with (i) all Requirement of Law applicable to it or its property and (ii) all indentures, agreements and other instruments binding upon it or its property. No Event of Default has occurred and is continuing.

SECTION 3.08.    Investment Company Status. No Loan Party or any Subsidiary is an investment company as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09.    Taxes. Each Loan Party and each Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it as reflected on such Tax returns, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not be expected to result in a Material Adverse Effect. No Liens have been filed and no claims are being asserted with respect to any such Taxes, other than Liens or claims that are Permitted Encumbrances.

SECTION 3.10.    ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $50,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $50,000 the fair market value of the assets of all such underfunded Plans.

SECTION 3.11.    Disclosure. The Loan Parties have disclosed to the Lender all agreements, instruments and corporate or other restrictions to which any Loan Party or any Subsidiary is subject which the breach, nonperformance or cancellation of which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. None of the financial statements as filed in SSI’s Form 10K or Form 10Q or certificates furnished by or on behalf of any Loan Party-or any Subsidiary to the Lender in connection with this Agreement or any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date.

SECTION 3.12.    Material Agreements. All Material Agreements to which any Loan Party is a party or is bound as of the date of this Agreement are listed in Schedule 3.12. No Loan Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any Material Agreement to which it is a party other than defaults that would not reasonably be expected to result in a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

SECTION 3.13.    Solvency.

(a)    Immediately after the consummation of the Transactions to occur on the Effective Date and on the date any Loan or Letter of Credit is issued hereunder after giving effect to such Loan or Letter of Credit, (i) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (iv) no Loan Party will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted after the Effective Date. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing as such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(b)    No Loan Party intends to, nor will permit any Subsidiary to, and no Loan Party believes that it or any Subsidiary will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

SECTION 3.14.    Insurance. Schedule 3.14 sets forth a description of all insurance maintained by or on behalf of the Loan Parties and their Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid. The Borrowers maintain, and have caused each Subsidiary to maintain, with financially sound and reputable insurance companies, insurance on all their real and personal property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as are adequate and customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 3.15.    Capitalization and Subsidiaries. Schedule 3.15 sets forth, as of the Effective Date, (a) a correct and complete list of the name and relationship to the Borrowers of each Subsidiary, (b) a true and complete listing of each class of each of the Subsidiaries’ authorized Equity Interests, all of which issued Equity Interests are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record as of March 19, 2018 by the Persons identified in Schedule 3.15, and (c) the type of entity of each Borrower and each Subsidiary. All of the issued and outstanding Equity Interests owned by any Loan Party have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable. Other than pursuant to the Convertible Notes and equity interests granted to employees and directors of SSI, there are no outstanding commitments or other obligations of any Loan Party to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Loan Party.

SECTION 3.16.    Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all of the Collateral in favor of the Lender, for the benefit of the Secured Parties, and such Liens constitute perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except in the case of (a) Liens permitted by Section 6.02, to the extent any such Lien would have priority over the Liens in favor of the Lender pursuant to any applicable law or agreement and (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the Lender has not obtained or does not maintain possession of such Collateral.

SECTION 3.17.    Employment Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against any Loan Party or any Subsidiary pending or, to the knowledge of any Loan Party, threatened. The hours worked by and payments made to employees of the Loan Parties and their Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from any Loan Party or any Subsidiary, or for which any claim may be made against any Loan Party or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Loan Party or such Subsidiary.

SECTION 3.18.    Federal Reserve Regulations. No part of the proceeds of any Loan or Letter of Credit has been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 3.19.    Use of Proceeds. The proceeds of the Loans have been used and will be used, whether directly or indirectly, as set forth in Section 5.08.

SECTION 3.20.    No Burdensome Restrictions. No Loan Party is subject to any Burdensome Restriction except Burdensome Restrictions permitted under Section 6.10.

SECTION 3.21.    Anti-Corruption Laws and Sanctions. Each Loan Party has implemented and maintains in effect policies and procedures designed to ensure compliance in all material respects by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and such Loan Party, its Subsidiaries and their respective officers and employees and, to the knowledge of such Loan Party, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in any Loan Party being designated as a Sanctioned Person. None of (a) any Loan Party, any Subsidiary or, to the knowledge of any such Loan Party or Subsidiary, any of their respective directors, officers or employees, or (b) to the knowledge of any such Loan Party or Subsidiary, any agent of such Loan Party or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds, Transaction or other transaction contemplated by this Agreement or the other Loan Documents will violate Anti-Corruption Laws or applicable Sanctions by the Loan Parties.

SECTION 3.22.    Affiliate Transactions. Except for employment agreements, stock options and stock ownership plans, and as set forth on Schedule 3.22, as of the date of this Agreement, there are no existing or proposed agreements, arrangements, understandings, or transactions between any Loan Party and any of the officers, members, managers, directors, stockholders, holders of Equity Interests, employees, or Affiliates (other than Subsidiaries) of any Loan Party or any members of their respective immediate families, and none of the foregoing Persons are directly or indirectly indebted to or have any direct or indirect ownership, partnership, or voting interest in any Person with which any Loan Party has a business relationship or which competes with any Loan Party (except that any such Persons may own Equity Interests in (but not exceeding 5.0% of the outstanding Equity Interests of) any publicly traded company that may compete with a Loan Party).

SECTION 3.23.    Common Enterprise. The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party. Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Loan Parties and (ii) the credit extended by the Lender to the Borrowers hereunder, both in their separate capacities and as members of the group of companies.

ARTICLE IV

Conditions

SECTION 4.01.    Effective Date. The obligations of the Lender to make Loans and to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 8.02):

(a)    Credit Agreement and Loan Documents. The Lender (or its counsel) shall have received (i) a counterpart of this Agreement signed on behalf of each party hereto or written evidence satisfactory to the Lender (which may include facsimile or other electronic transmission of a signed signature page of this Agreement) that each such party has signed a counterpart of this Agreement, (ii) a counterpart of each other Loan Document (each in form and substance reasonably satisfactory to Lender) signed on behalf of each party thereto or written evidence satisfactory to the Lender (which may include facsimile or other electronic transmission of a signed signature page thereof) that each such party has signed a counterpart of such Loan Document, (iii) such other certificates, documents, instruments and agreements as the Lender shall reasonably request in connection with the Transactions, including all those documents and requirements listed in the Closing Conditions Schedule dated as of the date hereof among the Borrowers and the Lender, in each case in form and substance satisfactory to the Lender, and (iv) evidence satisfactory to the Lender as to the satisfaction of each of the items and requirements set forth in such Closing Conditions Schedule in a manner satisfactory to the Lender.

(b)    Other Documents. The Lender shall have received such other documents as the Lender or its counsel may have reasonably requested.

The obligations of the Lender to make Loans and to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 8.02).

SECTION 4.02.    Each Credit Event. The obligation of the Lender to make a Loan on the occasion of any Borrowing, and to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)    The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects (except to the extent such representation is qualified by material, material adverse effect or like terms, then in such cases, true and correct in all respects) with the same effect as though made on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).

(b)    At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, (i) no Default or Event of Default shall have occurred and be continuing and (ii) no Protective Advance shall be outstanding.

(c)    After giving effect to any Borrowing or the issuance, amendment, renewal or extension of any Letter of Credit, Availability shall not be less than zero.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by each Borrower on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.

ARTICLE V

Affirmative Covenants

Until the Commitment shall have expired or been terminated, all Letters of Credit shall have expired or terminated or have been fully cash collateralized, and all Obligations shall have been paid in full (other than Unliquidated Obligations that have not yet arisen), each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lender that:

SECTION 5.01.    Financial Statements; Borrowing Base and Other Information. The Borrowers will furnish to the Lender the information required under the Reporting Schedule attached hereto within the applicable time periods set forth therein.

SECTION 5.02.    Notices of Material Events. The Borrowers will furnish to the Lender prompt (but in any event within any time period that may be specified below) written notice of the following:

(a)    the occurrence of any Default;

(b)    receipt of any notice of any investigation by a Governmental Authority or any litigation or proceeding commenced or threatened in writing against any Loan Party or any Subsidiary that (i) seeks damages in excess of $500,000, (ii) is asserted or instituted against any Plan, its fiduciaries or its assets, (iii) alleges criminal misconduct by any Loan Party or any Subsidiary, (iv) alleges the violation of, or seeks to impose remedies under, any Environmental Law or related Requirement of Law, or seeks to impose Environmental Liability, (v) asserts liability on the part of any Loan Party or any Subsidiary in excess of $500,000, in respect of any tax, fee, assessment, or other governmental charge, or (vi) involves any product recall;

(c)    any Lien (other than Liens permitted by Section 6.02) or claim made or asserted against any of the Collateral;

(d)    any loss, damage, or destruction to the Collateral in the amount of $500,000 or more not covered by insurance;

(e)    within three Business Days of receipt thereof, any and all default notices received under or with respect to any leased location or public warehouse where Collateral in the amount of $500,000 or more is located;

(f)    all material amendments to any Material Agreement which are material or adverse to the Lender, together with a copy of each such amendment;

(g)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Loan Parties and their Subsidiaries in an aggregate amount exceeding $250,000; and

(h)    any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrowers setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.    Existence; Conduct of Business. Each Loan Party will, and will cause each Subsidiary to, (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except to the extent failing to be so qualified would not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03, and (b) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted.

SECTION 5.04.    Payment of Obligations. Each Loan Party will, and will cause each Subsidiary to, pay or discharge all Material Indebtedness and all other material liabilities and obligations, including Taxes, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect; provided, however, each Loan Party will, and will cause each Subsidiary to, remit payroll withholding taxes and other payroll taxes to appropriate Governmental Authorities as and when claimed to be due, notwithstanding the foregoing exceptions.

SECTION 5.05.    Maintenance of Properties. Each Loan Party will, and will cause each Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

SECTION 5.06.    Books and Records; Inspection Rights. Each Loan Party will, and will cause each Subsidiary to, (a) keep books of record and account in which true and correct (in all material respects) entries are made of all dealings and transactions in relation to its business and activities and (b) permit any representatives designated by the Lender (including employees of the Lender, or any consultants, accountants, lawyers, agents and appraisers retained by the Lender), upon reasonable prior notice, to visit and inspect its properties, to conduct at such Loan Party’s premises field examinations of such Loan Party’s assets, liabilities, books and records, including examining and making extracts from its books and records and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. Each Loan Party acknowledges that the Lender, after exercising its rights of inspection, may prepare certain Reports pertaining to the Loan Parties’ assets for internal use by the Lender. After the occurrence and during the continuance of any Event of Default, each Loan Party shall provide the Lender with access to its suppliers. Borrowers acknowledge and agree that Lender may perform field exams from time to time in Lender’s sole discretion as it deems it reasonably appropriate and that Lender’s internal field exam is currently $750 per field examiner per day (and such amount can increase if it is customarily charged by Lender to its customers), plus all costs and disbursements incurred by Lender or such third party, all of which costs and expenses shall be the responsibility of Borrowers except as otherwise provided in Section 8.03. Each Loan Party will, and will cause each Subsidiary to, arrange for verifications of Borrowers’ Accounts and Eligible Accounts, under reasonable procedures, directly with Account Debtors or by other methods.

SECTION 5.07.    Compliance with Laws and Material Contractual Obligations. Each Loan Party will, and will cause each Subsidiary to, (i) comply with each Requirement of Law applicable to it or its property (including without limitation Environmental Laws) and (ii) perform in all material respects its obligations under Material Agreements to which it is a party, except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each Loan Party will maintain in effect and enforce policies and procedures designed to ensure compliance in all material respects by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.08.    Use of Proceeds.

(a)    The proceeds of the Revolving Loans and the Letters of Credit will be used only for working capital and general corporate purposes in the ordinary course of business. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, (i) for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X or (ii) to make any Acquisition.

(b)    No Borrower will request any Borrowing or Letter of Credit, and no Borrower shall use, and each Borrower shall procure that its Subsidiaries and its and their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws to the extent such activity, businesses or transactions would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or the European Union, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country to the extent that such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or the European Union, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 5.09.    Accuracy of Information. The Loan Parties will ensure that any information, including financial statements or other documents, furnished to the Lender in connection with this Agreement or any other Loan Document contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, taken as a whole and the furnishing of such information shall be deemed to be a representation and warranty by each Borrower on the date thereof as to the matters specified in this Section 5.09; provided that, with respect to projected financial information, the Loan Parties will only ensure that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 5.10.    Insurance.

(a)    Each Loan Party will, and will cause each Subsidiary to, maintain with financially sound and reputable carriers having a financial strength rating of at least A- by A.M. Best Company (a) insurance in such amounts (with no greater risk retention) and against such risks (including, without limitation, loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required pursuant to the Collateral Documents. The Borrowers will furnish to the Lender, information in reasonable detail as to the insurance so maintained.

(b)    In the event any Collateral is located in any area that has been designated by the Federal Emergency Management Agency as a “Special Flood Hazard Area” (except with respect to Borrower’s leased location located in Sacramento, California)1, the applicable Loan Party shall purchase and maintain flood insurance on such Collateral (including any personal property which is located on any real property leased by such Loan Party within a “Special Flood Hazard Area”). The amount of flood insurance required by this Section shall be in an amount equal to the lesser of the Commitment or the total replacement cost value of the improvements.

(c)    All insurance policies required hereunder or under this Section 5.10 shall name the Lender as an additional insured or as lender loss payee, as applicable, and shall contain lender loss payable clauses or

[1]	BBVA: Obtaining Approval.

mortgagee clauses, through endorsements in form and substance reasonably satisfactory to the Lender. The Loan Parties shall use commercially reasonable efforts to obtain endorsements which provide that: (i) all proceeds thereunder with respect to any Collateral shall be payable to the Lender; (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy; and (iii) such policy and lender loss payable or mortgagee clauses may be canceled, amended, or terminated only upon at least 30 days prior written notice given to the Lender or 10 days prior written notice in the event of non-payment.

(d)    All premiums on such insurance shall be paid when due, and copies of the policies delivered to the Lender. If a Loan Party fails to obtain any insurance as required by this Section, the Lender may obtain such insurance at the Borrowers’ expense. By purchasing such insurance, the Lender shall not be deemed to have waived any Event of Default arising from the applicable Loan Party’s failure to maintain such insurance or pay any premiums therefor.

SECTION 5.11.    Casualty and Condemnation. The Borrowers will (a) furnish to the Lender prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with any applicable provisions of this Agreement and the Collateral Documents.

SECTION 5.12.    Depository Banks. Within ninety (90) days after the Effective Date, each of the Borrowers will maintain the Lender as its principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business.

SECTION 5.13.    Additional Collateral; Further Assurances.

(a)    Subject to applicable Requirements of Law, each Loan Party will cause each Domestic Subsidiary formed or acquired after the date of this Agreement, including without limitation, any additional series limited liability company, to become a Borrower or a Loan Party by executing a joinder agreement in form satisfactory to the Lender. Upon execution and delivery thereof, each such Person (i) shall automatically become a Borrower or Loan Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the Lender, for the benefit of the Secured Parties, in any property of such Loan Party which constitutes Collateral, including any parcel of real property located in the U.S. owned by any Loan Party.

(b)    Each Loan Party will cause (i) 100% of the issued and outstanding Equity Interests of each of its Domestic Subsidiaries owned by any Loan Party and (ii) with respect to any Equity Interests issued to a Loan Party by any Foreign Subsidiary that is a Material Subsidiary (x) 100% of such issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and (y) 65% (or such greater percentage that, due to a change in an applicable law after the date hereof, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Loan Party and (B) could not reasonably be expected to cause any material adverse tax consequences) of such issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)), to be subject at all times to a first priority, perfected Lien in favor of the Lender, for the benefit of the Secured Parties, pursuant to the terms and conditions of the Loan Documents or other security documents as the Lender shall reasonably request; provided, that, with respect to any Equity Interests issued to a Loan Party by any Foreign Subsidiary that is a Material Subsidiary, each Loan Party shall have sixty (60) days from the date of such request to deliver any requested pledge agreement, stock power or stock certificate.

(c)    Without limiting the foregoing, each Loan Party will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Lender such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by any Requirement of Law or which the Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all in form and substance reasonably satisfactory to the Lender and all at the expense of the Loan Parties.

(d)    Omnibus Consent to Assignment of Certain Contracts. With respect to any technology platform license agreements, client delivery services agreements, research and development services agreements, strategic management services agreements, and administrative services agreements, and other similar agreements from time to time in effect after the Effective Date, in each case, between any Borrower and any Foreign Subsidiary (as the same may be amended, restated or otherwise modified from time to time) that prohibit or otherwise do not permit the assignment of the rights therein by such Borrower, Borrowers shall deliver a general consent to assignment which allows such agreements to be assigned to such Borrower’s financing sources and which is consented to by such Foreign Subsidiaries.

(e)    If any material assets (including any real property or improvements thereto or any interest therein) are acquired by any Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien under the Security Agreement upon acquisition thereof), the Borrowers will (i) notify the Lender, and, if requested by the Lender, cause such assets to be subjected to a Lien securing the Secured Obligations and (ii) take, and cause each applicable Loan Party to take, such actions as shall be necessary or reasonably requested by the Lender to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Loan Parties.

(f)    Each Borrower acknowledges that it has no Material Subsidiaries, which as of the Effective Date, are not Loan Parties or Pledged Entities hereunder and under the other Loan Documents.

SECTION 5.14.    Receivables.

(a)    Certain Agreements on Receivables. Other than in the ordinary course of business, no Loan Party will make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount; provided, however, if an Event of Default has occurred and is continuing, such discounts, credits, rebates or other reductions or satisfactions shall not exceed $250,000 in the aggregate during the continuance of any Event of Default.

(b)    Collection of Receivables. Except as otherwise provided in this Agreement or the Security Agreement, each Loan Party will collect and enforce, at the Loan Party’s sole expense, all amounts due or hereafter due to such Loan Party under the Receivables.

(c)    Delivery of Invoices. The Borrowers will deliver to the Lender upon Lender’s request duplicate invoices with respect to each Account of the Loan Parties bearing such language of assignment as the Lender shall reasonably specify. Borrowers also authorize Lender to conduct verifications of invoices of Account Debtors.

(d)    Disclosure of Counterclaims on Receivables. If, other than in the ordinary course of business, (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable exists or (ii) to the knowledge of any Loan Party, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to a Receivable, in each case, greater than $250,000 (or $250,000 in the aggregate during an Availability Trigger Period or during the existence of an Event of Default), the applicable Borrower will promptly disclose such fact to the Lender in writing. The Borrowers shall send the Lender a copy of each credit memorandum in excess of $250,000 (or $250,000 in the aggregate during an Availability Trigger Period or during the existence of an Event of Default) as soon as issued by any Loan Party, and the applicable Borrower shall promptly report each such credit memo and each of the facts required to be disclosed to the Lender in accordance with this Section 5.14(d) on the Borrowing Base Certificates submitted by it.

SECTION 5.15.    Post Closing Obligations. Within ninety (90) days after the Effective Date, Borrowers shall use commercially reasonable efforts to obtain and deliver to Lender a Collateral Access Agreement from the lessor of Borrowers’ headquarters located in Denver, Colorado and within sixty (60) days after the date the books and records are moved from the headquarters in Denver, Colorado, the primary leased property, mortgagee of owned property or other primary location where books and records relating to the Accounts will then be located, time being of the essence, satisfactory in form and substance to Lender in its Permitted Discretion. Within five (5) days after the Effective Date, with respect to any Equity Interests in any Domestic Subsidiary owned by any Loan Party as of the Effective Date that is represented by a certificate, such Loan Party shall deliver any and all certificates representing such Equity Interests, together with transfer powers duly executed in blank by such Loan Party. Within sixty (60) days after the Effective Date, with respect to Equity Interests of each of any Loan Party’s Foreign Subsidiaries that is a Material Subsidiary as of the Effective Date, pledged as Collateral, and represented by a certificate, such Loan Party shall deliver any and all certificates representing such Equity Interests, together with transfer powers duly executed in blank by such Loan Party.

ARTICLE VI

Negative Covenants

Until the Commitment shall have expired or been terminated, all Letters of Credit shall have expired, terminated or been fully cash collateralized, and all Obligations shall have been paid in full (other than Unliquidated Obligations that have not yet arisen), each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lender that:

SECTION 6.01.    Indebtedness. No Loan Party will, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

(a)    the Secured Obligations;

(b)    Indebtedness existing on the date hereof and set forth in Schedule 6.01 and any extensions, renewals, refinancings and replacements of any such Indebtedness in accordance with clause (g) hereof;

(c)    the Convertible Notes;

(d)    Indebtedness of any Borrower to any Loan Party and of any Loan Party to any Borrower;

(e)    Guarantees by any Borrower of Indebtedness of any Loan Party or by any Loan Party of Indebtedness of any Borrower, provided that (i) the Indebtedness so Guaranteed is permitted by this Section 6.01, and (ii) Guarantees permitted under this clause (e) shall be subordinated to the Secured Obligations on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations;

(f)    Indebtedness of any Loan Party or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness in accordance with clause (g) below; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (f) together with any Refinance Indebtedness in respect thereof permitted by clause (g) below, shall not exceed $1,000,000 at any time outstanding;

(g)    Indebtedness which represents extensions, renewals, refinancing or replacements (such Indebtedness being so extended, renewed, refinanced or replaced being referred to herein as the “Refinance Indebtedness”) of any of the Indebtedness described in clauses (b), (c), (f) and (j) hereof (such Indebtedness being referred to herein as the “Original Indebtedness”); provided that (i) such Refinance Indebtedness does not increase the principal amount of the Original Indebtedness, (ii) any Liens securing such Refinance Indebtedness are not extended to any additional property of any Loan Party or any Subsidiary, (iii) no Loan Party or any Subsidiary that is not originally obligated with respect to repayment of such Original Indebtedness is required to become obligated with respect to such Refinance Indebtedness, (iv) such Refinance Indebtedness does not result in a shortening of the average weighted maturity of such Original Indebtedness, (v) the terms of such Refinance Indebtedness are not materially less favorable, as a whole, to the obligor thereunder than the original terms of such Original Indebtedness and (vi) if such Original Indebtedness was subordinated in right of payment to the Secured Obligations, then the terms and conditions of such Refinance Indebtedness must include subordination terms and conditions that are at least as favorable to the Lender as those that were applicable to such Original Indebtedness;

(h)    Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(i)    Indebtedness of any Loan Party in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;

(j)    Indebtedness of any Foreign Subsidiary of a Loan Party to any Loan Party permitted by clause (j) of Section 6.04; and

(k)    other unsecured Indebtedness in an aggregate principal amount not exceeding $500,000 at any time outstanding.

SECTION 6.02.    Liens. No Loan Party will, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including Accounts) or rights in respect of any thereof, except:

(a)    Liens created pursuant to any Loan Document;

(b)    Permitted Encumbrances;

(c)    any Lien on any property or asset of any Borrower or any Loan Party existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of such Borrower or Loan Party and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(d)    Liens on fixed or capital assets acquired, constructed or improved by any Borrower or any Loan Party (including without limitation by virtue of a capitalized lease); provided that (i) such Liens secure Indebtedness permitted by clause (f) of Section 6.01, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of any Borrower or Loan Party;

(e)    Any interest or title of a lessor or sublessor under any lease; and

(f)    banker’s liens, rights of set-off or similar rights and remedies arising in the ordinary course of business and burdening only deposit accounts or other funds maintained with a creditor depository institution, and Liens in favor of depository banks arising in the ordinary course of business under documentation governing deposit accounts which Liens burden only the applicable deposit accounts and secure the payment of returned items, settlement item amounts, customary bank fees for maintaining said deposit accounts, and similar items and fees.

Notwithstanding the foregoing, none of the Liens permitted pursuant to this Section 6.02 may at any time attach to any Loan Party’s Accounts, other than those permitted under clause (a) of the definition of Permitted Encumbrances and clause (a) above.

SECTION 6.03.    Fundamental Changes.

(a)    No Loan Party will, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing (i) any Subsidiary of any Borrower may merge into a Borrower in a transaction in which such Borrower is the surviving entity, (ii) any Loan Party (other than a Borrower) may merge into any other Loan Party in a transaction in which the surviving entity is a Loan Party and (iii) any Subsidiary that is not a Loan Party may merge into or consolidate with another Person, or liquidate or dissolve if the Borrower which owns such Subsidiary determines in good faith that such merger, consolidation, liquidation or dissolution is in the best interests of such Borrower and is not materially disadvantageous to the Lender; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

(b)    No Loan Party will, nor will it permit any Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Borrowers and their Subsidiaries on the date of hereof and businesses reasonably related thereto.

(c)    No Loan Party will, nor will it permit any Subsidiary to, change its fiscal year from the basis in effect on the Effective Date.

(d)    No Loan Party will change the accounting basis upon which its financial statements are prepared.

(e)    No Loan Party will change a tax filing election it has made under Section 7701 of the Code, if any.

(f)    No Loan Party will change the type of entity that it is.

(g)    No Loan Party will voluntarily change its organization identification number, if any, issued by its state of incorporation or other organization

(h)    No Loan Party will change its state of incorporation or organization, in each case, unless the Lender shall have received at least 30 days prior written notice of such change and the Lender shall have acknowledged in writing that either (1) such change will not adversely affect the validity, perfection or priority of the Lender’s security interest in the Collateral, or (2) any reasonable action requested by the Lender in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of the Lender in any Collateral), provided that, any new location of incorporation or organization shall be in the continental U.S.

SECTION 6.04.    Investments, Loans, Advances, Guarantees and Acquisitions. No Loan Party will, nor will it permit any Subsidiary to, form any subsidiary after the Effective Date, or purchase, hold or acquire (including pursuant to any merger with any Person that was not a Loan Party and a wholly owned Subsidiary prior to such merger) any evidences of Indebtedness or Equity Interests or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise), except:

(a)    Permitted Investments, subject to control agreements in favor of the Lender or otherwise subject to a perfected security interest in favor of the Lender;

(b)    investments in existence on the date hereof and described in Schedule 6.04;

(c)    investments by the Borrowers and any Loan Party in Equity Interests in their respective Subsidiaries that are Loan Parties, provided that any such Equity Interests held by a Loan Party shall be pledged pursuant to the Security Agreement;

(d)    loans or advances made by any Loan Party to any other Loan Party, provided that any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Security Agreement;

(e)    Guarantees constituting Indebtedness permitted by Section 6.01;

(f)    loans or advances made by a Loan Party to its employees in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $100,000 at any one time outstanding;

(g)    notes payable, or stock or other securities, issued by Account Debtors to a Loan Party pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business, consistent with past practices;

(h)    investments in the form of Swap Agreements permitted by Section 6.07;

(i)    investments received in connection with the disposition of assets permitted by Section 6.05; investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances”; and

(j)    investments, loans, or advances by any Loan Party in or to (A) any Foreign Subsidiary or (B) any other Subsidiary that is not a Loan Party, in each case, so long as the aggregate amount of all such investments, loans and advances outstanding under this subsection (j) shall not exceed twenty-five percent (25%) of total consolidated assets of Borrowers and their Subsidiaries.

SECTION 6.05.    Asset Sales. No Loan Party will, nor will it permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will any Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than to another Borrower or another Subsidiary in compliance with Section 6.04), except:

(a)    sales, transfers and dispositions of (i) Inventory in the ordinary course of business and (ii) used, obsolete, worn out or surplus Equipment or property in the ordinary course of business;

(b)    sales, transfers and dispositions of assets to any Borrower or any Loan Party;

(c)    sales, transfers and dispositions of Accounts in connection with the compromise, settlement or collection thereof not to exceed $250,000 in each case and not more than $500,000 in the aggregate in any Fiscal Year;

(d)    sales, transfers and dispositions of Permitted Investments and other investments permitted by clauses (g) and (i) of Section 6.04;

(e)    dispositions resulting from any casualty to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Borrower or any Subsidiary in an aggregate amount not to exceed $250,000 not covered by insurance; and

(f)    so long as no Event of Default has occurred and is continuing, sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary unless all Equity Interests in such Subsidiary are sold) that are not permitted by any other paragraph of this Section, provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this paragraph (f) shall not exceed $250,000 during any fiscal year of the Borrowers.

SECTION 6.06.    Sale and Leaseback Transactions. No Loan Party will, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

SECTION 6.07.    Swap Agreements. No Loan Party will, nor will it permit any Subsidiary to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which any Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of any Borrower or any Subsidiary), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Borrower or any Subsidiary and, in each case, such Swap Agreement can only be entered into with Lender or an Affiliate of Lender.

SECTION 6.08.    Restricted Payments; Certain Payments of Indebtedness.

(a)    No Loan Party will, nor will it permit any Subsidiary to, declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so except (i) any Borrower, any Loan Party or any Subsidiary may declare and pay non-cash dividends or distributions payable in its stock, or split-ups or reclassifications of its stock, (ii) any Borrower (other than ServiceSource International, Inc.) or any Subsidiary may declare and pay cash dividends ratably with respect to their Equity Interests, and (iii) the Borrowers may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrowers and their Subsidiaries so long as, in each case, no Event of Default exists or would result therefrom.

(b)    No Loan Party will, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except (i) payment of Indebtedness created under the Loan Documents, (ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness permitted under Section 6.01 (excluding payment of any Subordinated Indebtedness), (iii) refinancings of Indebtedness to the extent permitted by Section 6.01, (iv) payment of Indebtedness permitted under clause (j) of Section 6.01 and (v) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such sale or transfer is permitted by the terms of Section 6.05. Additionally, so long as no Event of Default has occurred and is continuing, Borrowers shall, no later than September 30, 2018, redeem all of the Convertible Notes in accordance with their terms.

SECTION 6.09.    Transactions with Affiliates. No Loan Party will, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that (i) are in the ordinary course of business and (ii) are at prices and on terms and conditions not less favorable to such Loan Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among any Loan Parties not involving any other Affiliate, (c) any investment permitted by Sections 6.04(c), (d), (e) or (j), (d) any Indebtedness permitted under Sections 6.01(d) or (j), (e) any Restricted Payment permitted by Section 6.08, (f) loans or advances to employees permitted under Section 6.04, (g) the payment of reasonable fees to directors of any Borrower or any Subsidiary who are not employees of such Borrower or Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Borrowers or their Subsidiaries in the ordinary course of business and (h) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by a Borrower’s board of directors.

SECTION 6.10.    Restrictive Agreements. No Loan Party will, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to any Borrower or any other Subsidiary or to Guarantee Indebtedness of any Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by any Requirement of Law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

SECTION 6.11.    Amendment of Material Documents. No Loan Party will, nor will it permit any Subsidiary to, amend, modify or waive (a) any agreement relating to any Subordinated Indebtedness, (b) its charter, articles or certificate of incorporation or organization, by-laws, operating, management or partnership agreement or other organizational or governing documents or (c) any Material Agreement if such amendment, modification or waiver of such Material Agreement would be adverse to the Lender and, in the event of any such amendment, modification or waiver thereto, the Borrowers shall provide a copy thereof to Lender.

SECTION 6.12.    Financial Covenants. During an Availability Trigger Period, the Loan Parties will not permit the Fixed Charge Coverage Ratio, as of the end of any fiscal month (within such Availability Trigger Period) for the trailing twelve (12) months then ending, to be less than 1.00 to 1.00.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a)    Failure by any Borrower to pay when due (a) any principal or interest on the Obligations or (b) any other fee, charge, amount or liability provided for herein or in any other Loan Document, in each case whether at maturity, by reason of acceleration pursuant to the terms of this Agreement, by notice of intention to prepay or by required prepayment.

(b)    any representation or warranty made or deemed made by or on behalf of any Loan Party or any Subsidiary in, or in connection with, this Agreement or any other Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document, shall prove to have been materially incorrect when made or deemed made;

(c)    any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01, 5.02(a), 5.03 (with respect to a Loan Party’s existence), 5.08 or in Article VI;

(d)    any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those which constitute a default under another Section of this Article), and such failure shall continue unremedied for a period of (i) 5 Business Days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Lender if such breach relates to terms or provisions of Section 5.02 (other than Section 5.02(a)), 5.04 through 5.07, 5.10(a), 5.11, 5.12, 5.14 or 5.15 of this Agreement or (ii) 15 days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Lender if such breach relates to terms or provisions of any other Section of this Agreement (subject to applicable cure periods);

(e)    any Loan Party or Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness (including any Swap Obligation), when and as the same shall become due and payable (subject to applicable cure periods with respect to such Material Indebtedness);

(f)    any event or condition occurs that results in any Material Indebtedness (including any Subordinated Indebtedness and any Swap Agreement Obligations) becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness (including any Subordinated Indebtedness and any Swap Agreement Obligations) or any trustee or agent on its or their behalf to cause any Material Indebtedness (including any Subordinated Indebtedness and any Swap Agreement Obligations) to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such sale or transfer is permitted by Section 6.05 and so long as such Indebtedness is repaid in full at the time of such sale or transfer;

(g)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of a Loan Party or Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed and unstayed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)    any Loan Party or Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Loan Party or Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(i)    any Loan Party or Subsidiary shall become unable, admit in writing its inability, or publicly declare its intention not to, or fail generally to pay its debts as they become due;

(j)    (1) one or more judgments for the payment of money in an aggregate amount in excess of $250,000 shall be rendered against any Loan Party, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or Subsidiary to enforce any such judgment; or (2) any Loan Party or Subsidiary shall fail within 30 days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;

(k)    an ERISA Event shall have occurred that, in the opinion of the Lender, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(l)    a Change in Control shall occur;

(m)    the occurrence of any “default”, as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided;

(n)    the Loan Guaranty or any Obligation Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty or any Obligation Guaranty or a Loan Guarantor shall fail to comply with any of the terms or provisions of the Loan Guaranty or any Obligation Guaranty to which it is a party, or any Loan Guarantor shall deny that it has any further liability under the Loan Guaranty or any Obligation Guaranty to which it is a party, or shall give notice to such effect, including, but not limited to notice of termination delivered pursuant to Section 9.08 or any notice of termination delivered pursuant to the terms of any Obligation Guaranty;

(o)    except as permitted by the terms of any Collateral Document, (i) any Collateral Document shall for any reason fail to create a valid security interest in any Collateral purported to be covered thereby, or (ii) any Lien securing any Secured Obligation shall cease to be a perfected, first priority Lien (A) in any Collateral of the type included in the Borrowing Base, subject to junior Liens permitted under Section 6.02 or (B) in any Collateral (other than the type included in the Borrowing Base), subject to Liens permitted under Section 6.02;

(p)    any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document;

(q)    any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms, or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction that evidences its assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms;

(r)    any Loan Party is criminally indicted or convicted under any law that may reasonably be expected to lead to a forfeiture of any property of such Loan Party having a fair market value in excess of the $250,000; or

(s)    the occurrence of any event or development that has had a Material Adverse Effect.

then, and in every such event (other than an event described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Lender may, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (i) terminate the Commitment, whereupon the Commitment shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrowers accrued hereunder, shall become due and payable immediately, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in the case of any event described in clause (g) or (h) of this Article, the Commitment shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations of the Borrowers accrued hereunder, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Upon the occurrence and during the continuance of an Event of Default, the Lender may increase the rate of interest applicable to the Loans and other Obligations as set forth in this Agreement and exercise any rights and remedies provided to the Lender under the Loan Documents or at law or equity, including all remedies provided under the UCC.

ARTICLE VIII

Miscellaneous

SECTION 8.01.    Notices.

(a)    Except in the case of notices and other communications expressly permitted to be given by telephone or Electronic Systems (and subject in each case to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, to the addresses set forth on the Notice Addresses Schedule attached hereto. All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient or (iii) delivered through Electronic Systems to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.

(b)    Notices and other communications to the Lender hereunder may be delivered or furnished by Electronic Systems pursuant to procedures approved by the Lender; provided that the foregoing shall not apply to notices pursuant to Article II or to compliance and no Event of Default certificates delivered pursuant to item (d) of the Reporting Schedule attached hereto unless otherwise agreed by the Lender. Each of the Lender and the Borrowers (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Lender otherwise proscribes, all such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day of the recipient.

(c)    Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

SECTION 8.02.    Waivers; Amendments.

(a)    No failure or delay by the Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Lender may have had notice or knowledge of such Default at the time.

(b)    Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Lender, or (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Lender and the Loan Party or Loan Parties that are parties thereto.

SECTION 8.03.    Expenses; Indemnity; Damage Waiver.

(a)    The Loan Parties, jointly and severally, shall pay all (i) reasonable, documented out-of-pocket expenses incurred by the Lender and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Lender, in connection with the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) reasonable out-of-pocket expenses incurred by the Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) out-of-pocket expenses incurred by the Lender, including the fees, charges and disbursements of any counsel for the Lender, in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Expenses being reimbursed by the Loan Parties under this Section include, without limiting the generality of the foregoing, fees, costs and expenses incurred in connection with: (A) insurance reviews; (B) field examinations and the preparation of Reports based on the fees charged by a third party retained by the Lender or the internally allocated fees for each Person employed by the Lender with respect to each field examination; (C) background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of the Lender; (D) Taxes, fees and other charges for (1) lien and title searches and title insurance and (2) filing financing statements and continuations, recording any Mortgages, and other actions to perfect, protect, and continue the Lender’s Liens; (E) sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and (F) forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral; provided that the Loan Parties shall not be obligated to reimburse the Lender for more than one (1) field examination during any fiscal year except (x) during the continuance of an Event of Default or (y) during any Availability Trigger Period, in which such case, one (1) or more additional field examinations may be required by Lender in its Permitted Discretion, all at the expense of Borrowers.

(b)    All of the foregoing fees, costs and expenses may be charged to the Borrowers as Revolving Loans or to another deposit account, all as described in Section 2.17(c).

(c)    The Loan Parties, jointly and severally, shall indemnify the Lender, and each Related Party of the Lender (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, incremental taxes, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by a Loan Party or a Subsidiary, or any Environmental Liability related in any way to a Loan Party or a Subsidiary, (iv) the failure of a Loan Party to deliver to the Lender the required receipts or other required documentary evidence with respect to a payment made by a Loan Party for Taxes pursuant to Section 2.16, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation or proceeding is brought by any Loan Party or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE INTENTION OF THE LOAN PARTIES AND THE LOAN PARTIES AGREE THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNITEE WITH RESPECT TO LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL EXPENSES OF LITIGATION OR PREPARATION THEREFOR), WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE, BUT NOT GROSS NEGLIGENCE, OF SUCH (AND/OR ANY OTHER) INDEMNITEE. This Section 8.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(d)    To the extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this paragraph (d) shall relieve any Loan Party of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(e)    All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 8.04.    Successors and Assigns.

(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Lender that issues any Letter of Credit), except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    The Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that, except in the case of an assignment to an Affiliate of the Lender or an Approved Fund, the Borrowers must give their prior written consent to such assignment (which consent shall not be unreasonably withheld; provided that the Borrowers shall be deemed to have consented to any such assignment unless they shall object thereto by written notice to the Lender within ten (10) Business Days after having received notice thereof); and provided further that no consent of the Borrowers shall be required if an Event of Default has occurred and is continuing. Subject to the foregoing and notification of an assignment, the assignee shall be a party hereto and, to the extent of the interest assigned, have the rights and obligations of the Lender under this Agreement, and the Lender shall, to the extent of the interest assigned, be released from its obligations under this Agreement (and, in the case of an assignment covering all of the Lender’s rights and obligations under this Agreement, the Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 8,03(c)). Each Borrower and each other Loan Party hereto hereby agrees to execute any amendment and/or any other document that may be necessary to effectuate such an assignment, including an amendment to this Agreement to provide for multiple lenders and an administrative agent to act on behalf of such lenders. Any assignment or transfer by the Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by the Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

For the purposes of this Section 8.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) the Lender, (b) an Affiliate of the Lender or (c) an entity or an Affiliate of an entity that administers or manages the Lender.

“Ineligible Institution” means a (a) natural person, (b) holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof, or (c) a Loan Party or a Subsidiary or other Affiliate of a Loan Party.

(c)    The Lender may, without the consent of the Borrowers, sell participations to one or more banks or other entities other than an Ineligible Institution (a “Participant”) in all or a portion of the Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) the Lender’s obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement. Subject to paragraph (d) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein) to the same extent as if it were the Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(d)    To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.08 as though it were a Lender. If the Lender shall sell a participation, it shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that the Lender shall have no obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitment, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(e)    The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of the Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.

SECTION 8.05.    Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding (unless fully cash collateralized) and so long as the Commitment has not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitment or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 8.06.    Counterparts; Integration; Effectiveness; Electronic Execution.

(a)    This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Lender constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)    Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed or .pdf shall be effective as delivery of a manually executed counterpart of this Agreement.

(c)    THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

SECTION 8.07.    Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 8.08.    Right of Setoff. If an Event of Default shall have occurred and be continuing, the Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Lender or such Affiliate to or for the credit or the account of any Borrower or Loan Guarantor against any and all of the Secured Obligations held by the Lender or such Affiliate, irrespective of whether or not the Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The rights of the Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) which the Lender and its Affiliates may have.

SECTION 8.09.    Governing Law; Jurisdiction; Consent to Service of Process.

(a)    The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the Governing State, but giving effect to federal laws applicable to national banks.

(b)    Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. Federal or Governing State court sitting in the Primary City in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in the Governing State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c)    Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 8.10.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OR OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 8.11.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 8.12.    Confidentiality. The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by any Requirement of Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the consent of the Borrowers, (h) to any Person providing a Guarantee of all or any portion of the Secured Obligations or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section, (ii) becomes available to the Lender on a non-confidential basis from a source other than the Borrowers or (iii) is disclosed in Borrower’s Securities filings. For the purposes of this Section, “Information” means all information received from any Borrower relating to the Borrowers or their business, other than any such information that is available to the Lender on a non-confidential basis prior to disclosure by the Borrowers. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 8.13.    Nonreliance; Violation of Law. The Lender hereby represents that it is not relying on or looking to any margin stock for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, the Lender shall not be obligated to extend credit to the Borrowers in violation of any Requirement of Law.

SECTION 8.14.    USA PATRIOT Act. The Lender is subject to the requirements of the USA PATRIOT Act and hereby notifies each Loan Party that, pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow the Lender to identify such Loan Party in accordance with the USA PATRIOT Act.

SECTION 8.15.    Disclosure. Each Loan Party hereby acknowledges and agrees that the Lender and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

SECTION 8.16.    Marketing Consent. Lender may, at its sole expense, with the prior written consent of the Borrowers (not to be unreasonably withheld), publish such tombstones and give such other publicity to this Agreement as it may from time to time determine in its sole discretion.

ARTICLE IX

Loan Guaranty

SECTION 9.01.    Guaranty. Each Loan Guarantor (other than those that have delivered a separate Guaranty) hereby agrees that it is jointly and severally liable for, and, as a primary obligor and not merely as surety, absolutely, unconditionally and irrevocably guarantees to the Secured Parties, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all out-of-pocket costs and expenses including, without limitation, all court costs and attorneys’ and paralegals’ fees and expenses paid or incurred by the Lender in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Borrower, any Loan Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “Guaranteed Obligations”); provided, however, that the definition of “Guaranteed Obligations” shall not create any guarantee by any Loan Guarantor of (or grant of security interest by any Loan Guarantor to support, as applicable) any Excluded Swap Obligations of such Loan Guarantor for purposes of determining any obligations of any Loan Guarantor). Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of the Lender that extended any portion of the Guaranteed Obligations.

SECTION 9.02.    Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Lender to sue any Borrower, any Loan Guarantor, any other guarantor of, or any other Person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

SECTION 9.03.    No Discharge or Diminishment of Loan Guaranty.

(a)    Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other Obligated Party liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Lender, or any other Person, whether in connection herewith or in any unrelated transactions.

(b)    The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c)    Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of any Borrower for all or any part of the Guaranteed Obligations or any obligations of any other Obligated Party liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).

SECTION 9.04.    Defenses Waived. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any other Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower, any other Loan Guarantor, or any other Obligated Party other than the indefeasible payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party, or any other Person. Each Loan Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. The Lender may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

SECTION 9.05.    Rights of Subrogation. No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Lender.

SECTION 9.06.    Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations (including a payment effected through exercise of a right of setoff) is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Obligated Party or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Lender is in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Obligated Party, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Lender.

SECTION 9.07.    Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of each Obligated Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that the Lender shall not have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.

SECTION 9.08.    Termination. The Lender may continue to make loans or extend credit to the Borrowers based on this Loan Guaranty until five days after it receives written notice of termination from any Loan Guarantor. Notwithstanding receipt of any such notice, each Loan Guarantor will continue to be liable to the Lender for any Guaranteed Obligations created, assumed or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of such Guaranteed Obligations. Nothing in this Section 9.08 shall be deemed to constitute a waiver of, or eliminate, limit, reduce or otherwise impair any rights or remedies the Lender may have in respect of, any Default or Event of Default that shall exist under clause (n) of Article VII hereof as a result of any such notice of termination.

SECTION 9.09.    Taxes. Each payment of the Guaranteed Obligations will be made by each Loan Guarantor without withholding for any Taxes, unless such withholding is required by law. If any Loan Guarantor determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Loan Guarantor may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Guarantor shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the Lender receives the amount it would have received had no such withholding been made.

SECTION 9.10.    Maximum Liability. Notwithstanding any other provision of this Loan Guaranty, the amount guaranteed by each Loan Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. In determining the limitations, if any, on the amount of any Loan Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Loan Guarantor may have under this Loan Guaranty, any other agreement or applicable law shall be taken into account.

SECTION 9.11.    Contribution.

(a)    To the extent that any Loan Guarantor shall make a payment under this Loan Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Loan Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Loan Guarantor if each Loan Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Loan Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Loan Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guarantor Payment and the Guaranteed Obligations (other than Unliquidated Obligations that have not yet arisen), and all Commitments and Letters of Credit have terminated or expired or, in the case of all Letters of Credit, are fully collateralized on terms reasonably acceptable to the Lender, and this Agreement, the Swap Agreement Obligations and the Banking Services Obligations have terminated, such Loan Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Loan Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b)    As of any date of determination, the “Allocable Amount” of any Loan Guarantor shall be equal to the excess of the fair saleable value of the property of such Loan Guarantor over the total liabilities of such Loan Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Loan Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Loan Guarantors as of such date in a manner to maximize the amount of such contributions.

(c)    This Section 9.11 is intended only to define the relative rights of the Loan Guarantors, and nothing set forth in this Section 9.11 is intended to or shall impair the obligations of the Loan Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Loan Guaranty.

(d)    The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Loan Guarantor or Loan Guarantors to which such contribution and indemnification are owing.

(e)    The rights of the indemnifying Loan Guarantors against other Loan Guarantors under this Section 9.11 shall be exercisable upon the full and indefeasible payment of the Guaranteed Obligations in cash (other than Unliquidated Obligations that have not yet arisen) and the termination or expiry (or, in the case of all Letters of Credit, full cash collateralization), on terms reasonably acceptable to the Lender, of the Commitments and all Letters of Credit issued hereunder and the termination of this Agreement, the Swap Agreement Obligations and the Banking Services Obligations.

SECTION 9.12.    Liability Cumulative. The liability of each Loan Party as a Loan Guarantor under this Article IX is in addition to and shall be cumulative with all liabilities of each Loan Party to the Lender under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

SECTION 9.13.    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guarantee in respect of a Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 9.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.13 or otherwise under this Loan Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Except as otherwise provided herein, the obligations of each Qualified ECP Guarantor under this Section 9.13 shall remain in full force and effect until the termination of all Swap Obligations. Each Qualified ECP Guarantor intends that this Section 9.13 constitute, and this Section 9.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 9.14.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding of the parties hereto, each such party acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

ARTICLE X

Maximum Charges

(a)    In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under Applicable Law (the “Maximum Rate”). In the event interest and other charges as computed hereunder would otherwise exceed the Maximum Rate (i) the interest rates hereunder will be reduced to the Maximum Rate; (ii) such excess amount shall be first applied to any unpaid principal balance owed by Borrowers; and (iii) if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

(b)    Notwithstanding any contrary provisions contained herein, (i) the Maximum Rate shall be calculated on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be; (ii) in determining whether the interest hereunder exceeds interest at the Maximum Rate, the total amount of interest shall be spread throughout the entire term of this Agreement until its payment in full; (iii) if at any time the interest rate chargeable under this Agreement would exceed the Maximum Rate, thereby causing the interest payable under this Agreement to be limited to the Maximum Rate, then any subsequent reductions in the interest rate(s) shall not reduce the rate of interest charged under this Agreement below the Maximum Rate until the total amount of interest accrued from and after the date of this Agreement equals the amount of interest which would have accrued if the interest rate(s) had at all times been in effect; and (iv) if Lenders ever charge or receive anything of value which is deemed to be interest under applicable law, and if the occurrence of any event, including acceleration of maturity of Obligations owing to such Lender, should cause such interest to exceed the maximum lawful amount, any amount which exceeds interest at the Maximum Rate shall be applied to the reduction of the unpaid principal balance under this Agreement or any other Indebtedness owed to Lenders by Borrowers, and if this Agreement and such other Indebtedness are paid in full, any remaining excess shall be paid to Borrowers.

ARTICLE XI

Nature and Extent of Each Borrower’s Liability

(a)    Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Lender the prompt payment and performance of, all Obligations, except its Excluded Swap Obligation. Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until the Obligations have been fully and indefeasibly paid, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or this Agreement or any Loan Document, or any other document, instrument or agreement to which any Loan Party is or may become a party or be bound; (b) the absence of any action to enforce this Agreement or any Loan Document, or any waiver, consent or indulgence of any kind by Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for any Obligations or any action, or the absence of any action, by Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Loan Document; (e) any election by Lender in an bankruptcy proceeding for the application of Section 1111(b)(2) of the bankruptcy code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Lender against any Loan Party for the repayment of any Obligations under Section 502 of the bankruptcy code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except full and indefeasible payment of the Obligations.

(b)    Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Lender to marshal assets or to proceed against any Loan Party, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower. Each Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than full and indefeasible payment of the Obligations and waives, to the maximum extent permitted by law, any right to revoke any guaranty of Obligations as long as it is a Borrower. It is agreed among each Borrower and Lender that the provisions of this Section 11 are of the essence of the transaction contemplated by this Agreement and the Loan Documents and that, but for such provisions, Lender would decline to make Loans and issue Letters of Credit. Each Borrower acknowledges that its guaranty pursuant to this Section 11 is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(c)    Lender may, in its discretion pursue such rights and remedies as it deems appropriate, including realization upon Collateral by judicial foreclosure or nonjudicial sale or enforcement, without affecting any rights and remedies under this Section 11. If, in taking any action in connection with the exercise of any rights or remedies, Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had. Any election of remedies that results in denial or impairment of the right of any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person. Lender may bid Obligations, in whole or part, at any foreclosure, trustee or other sale, including any private sale, and the amount of such bid need not be paid by Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 11, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled but for such bidding at any such sale.

(d)    Notwithstanding anything herein to the contrary, each Borrower’s liability under this Section 11 shall not exceed the greater of (i) all amounts for which such Borrower is primarily liable, as described in clause (f) below, and (ii) such Borrower’s Allocable Amount.

(e)    If any Borrower makes a Guarantor Payment under this Section 11 of any Obligations (other than amounts for which such Borrower is primarily liable) that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower’s Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, ratably based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 11 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

(f)    Section 11(d) shall not limit the liability of any Borrower to pay or guarantee Loans made directly or indirectly to it (including Loans advanced hereunder to any other Person and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), Obligations relating to Letters of Credit issued to support its business, Banking Services incurred to support its business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder. Lenders shall have the right, at any time after the occurrence and during the continuance of an Event of Default, to condition Advances and Letters of Credit upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement and use of Advances and Letters of Credit to a Borrower based on that calculation.

(g)    Each Borrower has requested that Lender make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically. Borrowers’ business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group. Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the facility, all to their mutual advantage. Borrowers acknowledge that Lender’s willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Borrowers and at Borrowers’ request.

(h)    Each Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Loan Party, howsoever arising, to the full and indefeasible payment of its Obligations.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

BORROWERS:

SERVICESOURCE INTERNATIONAL, INC., a Delaware corporation

By:	/s/ Robert Pinkerton
Name:	Robert Pinkerton
Title:	Chief Financial Officer

SERVICESOURCE DELAWARE, INC., a Delaware corporation

By:	/s/ Robert Pinkerton
Name:	Robert Pinkerton
Title:	Chief Financial Officer

[Signature Page to Revolving Loan Credit Agreement]

LENDER:

COMPASS BANK

By:	/s/ Jason Nichols
Name:	Jason Nichols
Title:	Senior Vice President

By:	/s/ Steve Clear
Name:	Steve Clear
Title:	Senior Vice President

[Signature Page to Revolving Loan Credit Agreement]

DEFINITIONS SCHEDULE

“Account” shall have the meaning given to it in the UCC.

“Account Debtor” means any Person obligated on an Account.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the Effective Date, by which any Loan Party (a) acquires any going business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of a Person which has ordinary voting power for the election of directors or other similar management personnel of a Person (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority of the outstanding Equity Interests of a Person.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the highest of (a) the Base Rate in effect on such day, (b) the sum of the Federal Funds Open Rate in effect on such day plus one half of one percent (0.5%), and (c) the sum of the Daily LIBOR Rate in effect on such day plus one percent (1.0%), so long as a Daily LIBOR Rate is offered, ascertainable and not unlawful.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any of the Borrowers or any of their Affiliates from time to time concerning or relating to bribery or corruption.

“Applicable Law” shall mean all laws, rules and regulations applicable to any Loan Party, conduct, transaction, covenant, or contract in question, including all applicable common law and equitable principles, all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations, treaties, directives and orders of any governmental authority, and all applicable orders, judgments and decrees of all courts and arbitrators.

“Applicable Margin” shall mean for any day, with respect to any Loan, the applicable rate per annum set forth below under the applicable caption below.

Applicable Margin for Base Rate Borrowings (Alternate Base Rate Spread)	Applicable Margin for Eurodollar Borrowings (Eurodollar Spread)
1.00% per annum	2.00% per annum

“Availability” means, at any time, an amount equal to (a) the lesser of (i) the Revolving Commitment and (ii) the Borrowing Base, minus (b) the Revolving Exposure, minus (c) Reserves established against Availability by the Lender in its Permitted Discretion.

“Availability Period” means the period from and including the later to occur of (i) the Effective Date and (ii) the date in which the Convertible Notes are repaid in full and the Purchase Agreement dated as of August 7, 2013 and all other agreements, documents and instruments executed and delivered by SSI in connection therewith are terminated to but excluding the earlier to occur of (i) the Maturity Date and (ii) the date of termination of the Revolving Commitment.

“Availability Trigger Period” means any period commencing on the first date on which Excess Availability is less than $6,000,000 for five (5) consecutive Business Days, and continuing until the date upon which Excess Availability has been equal to or greater than $6,000,000, at all times during the preceding ninety (90) consecutive day period.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Banking Services” means each and any of the following bank services provided to any Loan Party by the Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) debit cards and stored value cards, (c) merchant processing services, and (d) cash management and treasury management services (including, without limitation, controlled disbursement, lockbox, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Base Rate” means, on any day, the fluctuating per annum rate of interest then most recently reported in the Wall Street Journal as the “Prime Rate” (the base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks) and if reported as a range, the interest rate shall be the mid-point of the range. Without notice to Borrowers or any other Person, the Base Rate shall automatically fluctuate upward and downward as and in the amount by which said prime rate fluctuates, with each change to be effective as of the date of each change in said base rate. THE BASE RATE IS A REFERENCE RATE AND DOES NOT NECESSARILY REPRESENT THE LOWEST OR BEST RATE ACTUALLY CHARGED TO ANY CUSTOMER, AND LENDER DISCLAIMS ANY STATEMENT, REPRESENTATION OR WARRANTY TO THE CONTRARY. PAYEE MAY MAKE COMMERCIAL LOANS OR OTHER LOANS AT RATES OF INTEREST AT, ABOVE OR BELOW THE BASE RATE.

“Base Rate Loan”, when used in reference to: (a) a rate of interest, refers to the Alternate Base Rate, and (b) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” or “Borrowers” means, individually or collectively, JOINTLY AND SEVERALLY ServiceSource International, Inc., a Delaware corporation and ServiceSource Delaware, Inc., a Delaware corporation.

“Borrowers’ Accountants” shall mean Ernst & Young, independent public accountants and such other independent public accountants acceptable to Lender.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect and (b) a Protective Advance.

“Borrowing Base” means, at any time, the sum of (a) 85% of the amount of Eligible Billed Accounts at such time plus (b) 80% of the amount of Eligible Unbilled Accounts at such time, minus (c) Reserves established against the Borrowing Base by the Lender in its Permitted Discretion. The Lender may, in its Permitted Discretion, reduce the advance rates set forth above by one percentage point for every percentage point that Dilution exceeds 5.0% by reference to the most recent field examination.

“Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrowers, in the form attached as an Exhibit D hereto.

“Burdensome Restriction” means any consensual encumbrance or restriction of the type described in Section 6.10.

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“Business Day” means any day other than a Saturday, Sunday or a day on which Lender is closed for business; provided that, for the purposes of determining LIBOR, the term “Business Day” shall also exclude any day on which commercial banks are not open for dealings in U.S. dollar deposits in the London interbank market.

“Capital Expenditures” means, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrowers and their respective Subsidiaries prepared in accordance with GAAP.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Control” means (a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of SSI and its Subsidiaries taken as a whole to any “person” (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 and the regulations promulgated thereunder (the “Exchange Act”)); (b) the adoption of a plan relating to the liquidation or dissolution of any Borrower; (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly of more than 40% of the voting stock of SSI (measured by voting power rather than number of shares); or (d) any Borrower shall cease to own, free and clear of all Liens other than Liens permitted herein, 100% of the outstanding voting Equity Interests of each other Loan Party or Pledged Entity owned and held by such Borrower as of the Effective Date.

“Change in Law”: means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Protective Advances.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all property owned, leased or operated by a Person covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be, become or intended to be, subject to a security interest or Lien in favor of the Lender, on behalf of the Secured Parties, to secure the Secured Obligations.

“Collateral Access Agreement” has the meaning ascribed thereto in the Security Agreement.

“Collateral Documents” means, collectively, the Security Agreement, any Mortgages, and any other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations, including, without limitation, all other security agreements, pledge agreements, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether theretofore, now or hereafter executed by any Loan Party and delivered to the Lender.

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“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Commitment” means the sum of the Revolving Commitment.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convertible Notes” means the unsecured $150,000,000 1.50% Convertible Senior Notes due 2018 issued by SSI pursuant to that certain Purchase Agreement dated as of August 7, 2013 and all other agreements, documents and instruments executed and delivered by SSI in connection therewith, including, without limitation, any warrants issued in connection therewith, and any notes issued to refinance such notes as permitted pursuant to Section 6.01.

“Daily LIBOR Rate” shall mean, for any day, the rate per annum determined by the Lender by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the Reserve Percentage.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Dilution” means, as of any date of determination, a percentage that is the result of dividing the dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, deductions, or other dilutive items as determined by Lender with respect to Borrowers’ Accounts, by (b) Borrowers’ billings with respect to Accounts.

“dollars” or “$” refers to lawful money of the United States of America.

“Document” shall have the meaning given to it in the UCC.

“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the U.S.

“EBITDA” means, for any period, with respect to the Loan Parties on a consolidated basis, the sum of (a) Net Income (or loss) for such period excluding extraordinary gains and losses, plus (b) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) income tax expense for such period for federal, state and local taxes, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any extraordinary charges for such period (including, without limitation, the Permitted Restructuring Charges (as defined below) for such period), (v) non-cash stock-based compensation expense, and (vi) subject to the approval of the Lender in its reasonable discretion, any other one-time non-recurring non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period), all calculated for the Loan Parties on a consolidated basis. For purposes hereof, “Permitted Restructuring Charges” means, without duplication, one-time non-recurring restructuring costs and expenses incurred by Borrowers in an amount not to exceed (i) $5,714,658 for the reporting period ending June 30, 2017, (ii) $544,524 for the reporting period ending September 30, 2017, (iii) $1,048,693 for the reporting period ending December 31, 2017, (iv) $52,635 for the reporting period ending March 31, 2018, (v) $155,880 for the reporting period ending June 30, 2018 (and the EBITDA calculation required pursuant to clause (s) of the Closing Conditions Schedule), and (vi) $0.00 for the reporting period ending September 30, 2018 and thereafter.

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

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“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date of this Agreement, which is the date on which the conditions specified in Section 4.01 were satisfied (or waived in accordance with Section 8.02).

“Electronic System” means any electronic system, including e-mail, e-fax, web portal access for the Borrowers, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Lender and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Eligible Accounts” means Eligible Billed Accounts and Eligible Unbilled Accounts.

“Eligible Billed Accounts” shall mean and include, each Account of a Borrower arising in the ordinary course of business and which Lender, in its sole credit judgment, shall deem to be an Eligible Account, based on such considerations as Lender may from time to time deem appropriate. An Account shall not be deemed eligible unless such Account is subject to Lender’s first priority perfected security interest and no other Lien (other than Liens permitted pursuant to Section 6.02), and is evidenced by an invoice or other documentary evidence satisfactory to Lender. In addition, no Account shall be an Eligible Account if:

(a)    it arises out of a sale made by any Borrower to an Affiliate of any Borrower or to a Person controlled by an Affiliate of any Borrower;

(b)    it is due or unpaid more than ninety (90) days after the original invoice date (and one hundred-twenty (120) days after the original invoice date for each Account Debtor listed in part (a) of Schedule X) or sixty (60) days after the original due date (but such Account shall only be ineligible to the extent of individual invoices that are overdue and unpaid);

(c)    twenty-five percent (25%) or more of the Accounts from such Account Debtor are not deemed Eligible Accounts under subparagraph (b) above;

(d)    any covenant, representation or warranty contained in this Agreement with respect to such Account has been breached;

(e)    an Insolvency Event shall have occurred with respect to such Account Debtor;

(f)    the sale is to an Account Debtor outside the continental United States of America, unless (i) the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Lender in its sole discretion, or (ii) such Account constitutes an Eligible Foreign Account;

(g)    the sale to the Account Debtor is on a bill-and-hold, guaranteed sale, sale-and return, sale on approval, consignment or any other repurchase or return basis, is evidenced by chattel paper or is subject to retainage (but such Account shall only be ineligible to the extent of such sale);

(h)    Lender believes, in its sole discretion, that collection of such Account is insecure or that such Account may not be paid by reason of the Account Debtor’s financial inability to pay;

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(i)    the Account Debtor is the United States of America, any state or any department, agency or instrumentality of any of them, unless the applicable Borrower assigns its right to payment of such Account to Lender pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

(j)    the Account Debtor is a charitable organization;

(k)    the services giving rise to such Account have not been performed by the applicable Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale, not converted to invoice within 30 days from the end of the month when the services are delivered;

(1)    Accounts with respect to an Account Debtor (and its Affiliates) whose total obligations owing the Borrowers and any Subsidiaries of the Borrowers exceed 25% (and 40% for each Account Debtor listed in part (b) of Schedule X); provided, that such Accounts shall be excluded from Eligible Accounts only to the extent to which such Accounts exceed such percentage (unless such Account is otherwise ineligible);

(m)    the Account is subject to any offset, deduction, defense, dispute, credits or counterclaim (but such Account shall only be ineligible to the extent of such offset, deduction, defense or counterclaim), represents a progress billing, the Account Debtor is also a creditor or supplier of a Borrower or the Account is contingent in any respect or for any reason;

(n)    the applicable Borrower has made any agreement with any Account Debtor for any deduction therefrom, except for discounts or allowances made in the Ordinary Course of Business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

(o)    any rendition of services has been disputed (but such Account shall only be ineligible to the extent of such dispute);

(p)    Accounts to the extent representing interest, finance charges, service charges or late fees;

(q)    Accounts which are on terms substantially similar to terms for cash and cash on delivery sales;

(r)    it arises from performance of services subject to a performance bond or otherwise supported by a surety;

(s)    it arises from business conducted by a Borrower in any jurisdiction where such Borrower is not qualified to do business and such qualification is necessary for such Borrower to conduct its business;

(t)    such Account is not payable to a Borrower; or

(u)    such Account is not otherwise satisfactory to Lender.

In the event that an Account of any Borrower which was previously an Eligible Account ceases to be an Eligible Account hereunder, such Borrower shall notify the Lender thereof on and at the time of submission to the Lender of the next Borrowing Base Certificate. In determining the amount of an Eligible Account of any Borrower, the face amount of an Account may, in the Lender’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that such Borrower may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by such Borrower to reduce the amount of such Account.

“Eligible Foreign Account” means an Account (i) owing from an Account Debtor that is not organized or incorporated in the United States, any State or territory thereof or the District of Columbia but whose immediate parent

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company is organized or incorporated in the United States, any State or territory thereof or the District of Columbia (the “Parent US Corporation”), (ii) the Parent US Corporation is investment grade as determined by Standard & Poor’s or Moody’s, (iii) that if billed is denominated to paid in United States Dollars or if unbilled, required to be paid in United States Dollars, and (iv) the aggregate amount of all Eligible Foreign Accounts, whether billed or unbilled, shall not exceed $10,000,000 at any time, in each case as determined by Lender in its Permitted Discretion.

“Eligible Unbilled Accounts” means Accounts of a Borrower that would qualify as Eligible Billed Accounts except that such Accounts have not yet been invoiced and billed to the applicable Account Debtor in accordance with such Borrower’s historic billing practices conducted in the ordinary course of business; provided that an Account shall cease to be an Eligible Unbilled Account upon the earlier of (i) the date such Account is invoiced and billed to the applicable Account Debtor and (ii) 30 days after the last day of the calendar month in which the service has been performed. In no event shall an Account be deemed to be an Eligible Unbilled Account unless the documentation set forth in subsection (f)(i) and (f)(ii) of the Reporting Schedule has been provided to Lender and has not been rejected by Lender pursuant to a field examination or other verifications from time to time performed on behalf of Lender pursuant to the terms of this Agreement. In determining the amount to be included, Eligible Unbilled Accounts shall be calculated net of customer deposits and unapplied cash.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equipment” shall have the meaning given to it in the UCC.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrowers, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal of any Borrower or any ERISA Affiliate from any Plan or Multiemployer Plan; or (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition upon any Borrower or any ERISA Affiliate of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

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“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the LIBOR Rate.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excess Availability” means, at any time, an amount equal to (a) the lesser of (i) the Revolving Commitment and (ii) the Borrowing Base, minus (b) the Revolving Exposure, minus (c) Reserves established against Availability by the Lender in its Permitted Discretion (including Reserves for amounts due and owing to any Borrower’s trade creditors which are outstanding sixty (60) days or more past their due date plus (d) account balances, at such time, with respect to deposit and investment accounts of any Borrower held with Lender or an Affiliate of Lender.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an ECP at the time the Guarantee of such Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Lender or required to be withheld or deducted from a payment to the Lender: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of the Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) any U.S. federal withholding Taxes in effect as of the date of this Agreement, (c) any U.S. federal backup withholding Taxes in effect as of the date of this Agreement, and (d) any U.S. federal withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Open Rate” shall mean for any day the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by Compass Bank (an “Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by Compass Bank at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day. If and when the Federal Funds Open Rate changes, the rate of interest with respect to any advance to which the Federal Funds Open Rate applies will change automatically without notice to Borrowers, effective on the date of any such change.

“Financial Officer” means the chief financial officer, chief accounting officer, treasurer or controller of any Borrower.

“Fixed Charge Coverage Ratio” means the ratio, determined as of the end of each fiscal month of the Loan Parties for the twelve fiscal month period then ended, of (a) EBITDA minus Unfinanced Capital Expenditures minus income taxes paid in cash for federal, state and local taxes and all other Restricted Payments to (b) Fixed Charges, all calculated for the Borrowers and their respective Subsidiaries on a consolidated basis in accordance with GAAP.

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“Fixed Charges” means, for any period, without duplication, regularly scheduled principal payments on Indebtedness (and any prepayments that result in a permanent reduction of such Indebtedness) made during such period, plus Capital Lease Obligations, plus cash Interest Expense, all calculated for the Loan Parties on a consolidated basis.

“Foreign Subsidiary” shall mean any Subsidiary of any Person that is not organized or incorporated in the United States, any State or territory thereof or the District of Columbia.

“Funding Account” means the deposit account of the Borrowers to which the Lender is authorized by the Borrowers to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement which is as of the Effective Date, Account Number 6760247861 held with Lender.

“GAAP” means generally accepted accounting principles in the U.S.

“Governing State” means the State of New York.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “Guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “Primary Obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranteed Obligations” has the meaning assigned to such term in Section 9.01.

“Guarantor Payment” shall have the meaning set forth in Section 9.11 hereof.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such

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Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) all obligations of such Person under any liquidated earn-out, (I) any other Off-Balance Sheet Liability of such Person, and (m) all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Swap Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in the foregoing clause (a) hereof, Other Taxes.

“Interest Expense” means, for any period, total interest expense (including that attributable to Capital Lease Obligations) of the Loan Parties for such period with respect to all outstanding Indebtedness of the Loan Parties (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), calculated on a consolidated basis for the Loan Parties for such period in accordance with GAAP.

“Interest Payment Date” means (a) with respect to any Base Rate Loan, the first Business Day of each calendar month and the Maturity Date, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (c) with respect to all Loans, the Maturity Date.

“Interest Period” means with respect to any Eurodollar Borrowing the period commencing on the date of such Eurodollar Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrowers may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, thereafter, shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Inventory” shall have the meaning given to it in the UCC.

“Landlord Reserve” means from and after the Effective Date, as to the Borrowers’ headquarters located in Denver, Colorado and only if a Collateral Access Agreement has not been received by Agent, a reserve in an amount equal to 3 month’s rent under the lease relative to such location.

“LC Disbursement” means any payment made by the Lender pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements relating to Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time.

“Letters of Credit” means the letters of credit issued pursuant to this Agreement, and the term “Letter of Credit” means any one of them or each of them singularly, as the context may require.

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“LIBOR Rate” shall mean for any Eurodollar Borrowing for the then current Interest Period relating thereto, a rate per annum obtained by dividing (a) the London Interbank Offered Rate, as determined by ICE Benchmark Administration Limited (ICE) (or any successor or substitute therefor) for U.S. dollar deposits for such Interest Period as obtained by Lender from Reuter’s, Bloomberg or another commercially available source as may be designated by Lender from time to time, two (2) Business Days before the first day of such Interest Period by (b) a number equal to 1.00 minus the Reserve Percentage. Notwithstanding the foregoing, LIBOR Rate shall not in any event be less than zero percent (0.00%).

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means, collectively, this Agreement, any promissory notes issued pursuant to this Agreement, any Letter of Credit applications, the Collateral Documents, the Loan Guaranty, any Obligation Guaranty, and all other agreements, instruments, documents and certificates identified in or contemplated by Section 4.01 executed and delivered to, or in favor of, the Lender and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits, or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, all waivers thereunder, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Guarantor” means each Loan Party other than a Borrower.

“Loan Guaranty” means Article IX of this Agreement and each separate Guarantee, in form and substance satisfactory to the Lender, delivered to Lender by each Loan Guarantor.

“Loan Parties” means the Borrowers, the Borrowers’ Domestic Subsidiaries, and any other Person who becomes a party to this Agreement pursuant to a joinder agreement and their successors and assigns, and the term “Loan Party” shall mean any one of them or all of them individually, as the context may require.

“Loans” means the loans and advances made by the Lender pursuant to this Agreement, including Protective Advances.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition, of the Loan Parties taken as a whole, (b) the ability of any Loan Party to perform any of its material obligations under the Loan Documents to which it is a party, (c) the Collateral, or the Lender’s Liens on the Collateral or the priority of such Liens, or (d) the rights of or benefits available to the Lender under any of the Loan Documents.

“Material Agreement” means any contract, agreement or other arrangement (other than the Loan Documents) to which any Borrower is a party (a) as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would reasonably be expected to result in a Material Adverse Effect, or (b) evidencing or entered into in connection with any Material Indebtedness.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Loan Parties or any Subsidiary in an aggregate principal amount exceeding $500,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Loan Parties or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party or Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

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“Material Subsidiary” means any Subsidiary whose assets equal or exceed 5% of the total consolidated assets of the Loan Parties and their Subsidiaries as set forth on the most recently delivered balance sheet pursuant to Section 5.01 hereof; provided that, notwithstanding the foregoing, “Material Subsidiaries” shall at all times include ServiceSource Europe Limited and ServiceSource International Singapore Pte. Ltd.

“Maturity Date” means July 30, 2021, or any earlier date on which the Revolving Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

“Maximum Rate” shall have the meaning set forth in clause (a) of Article X hereof.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgages” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Lender, on real property of a Loan Party.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Income” means, for any period, the consolidated net income (or loss) of the Borrowers and their respective Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with a Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary) in which a Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by such Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer of the Borrowers).

“Notice of Borrowing” means a request by the Borrowers for a Revolving Borrowing in accordance with Section 2.03 in the form attached hereto as Exhibit A.

“Notice of Conversion/Continuation Request” means a request by the Borrowers to convert or continue a Borrowing in accordance with Section 2.07 in the form attached hereto as Exhibit B.

“NYFRB” means the Federal Reserve Bank of New York.

“Obligated Party” has the meaning assigned to such term in Section 9.02.

“Obligation Guaranty” means any Guarantee of all or any portion of the Secured Obligations executed and delivered to the Lender by a guarantor who is not a Loan Party.

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“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Loan Parties to the Lender or any indemnified party individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof.

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person (other than operating leases).

“Other Connection Taxes” means, with respect to the Lender, Taxes imposed as a result of a present or former connection between the Lender and the jurisdiction imposing such Taxes (other than a connection arising from the Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or any Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant” has the meaning assigned to such term in Section 8.04(c).

“Payment Office” shall mean initially 8333 Douglas Ave, Second Floor, Dallas, Texas 75225-5845, Attention: LMM Dallas C&I; thereafter, such other office of Lender which it may designate by notice to Borrowers.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Encumbrances” means:

(a)    Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;

(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(c)    pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)    deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)    judgment Liens in respect of judgments that do not constitute an Event of Default under clause (j) of Article VII; and

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(f)    easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Borrower or any Subsidiary;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, except with respect to clause (e) above.

“Permitted Investments” means:

(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the U.S. (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the U.S.), in each case maturing within one year from the date of acquisition thereof;

(b)    investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)    investments in certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the U.S. or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)    fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e)    money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and

(f)    such other investments permitted by the ServiceSource Investment Policy as in effect on the date hereof.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledged Entity” means any Foreign Subsidiary whose Equity Interest are pledged to secured the Obligations pursuant to Section 5.13(b).

“Prepayment Event” means:

(a)    any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of any Loan Party, other than dispositions described in Section 6.05; or

(b)    any casualty or other insured damage to any property or asset of any Loan Party with a fair value immediately prior to such event equal to or greater than the $250,000; or

(c)    the issuance by any Borrower of any Equity Interests, or the receipt by any Borrower of any capital contribution, in each case, other than as permitted pursuant to Section 6.08(a) or in accordance with stock option plans or other benefit plans for management or employees of Borrowers and their Subsidiaries; or

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(d)    the incurrence by any Loan Party of any Indebtedness, other than Indebtedness permitted under Section 6.01.

“Primary City” means New York City, New York.

“Published Rate” shall mean the rate of interest published each Business Day in the Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the LIBOR Rate for a one month period as published in another publication selected by the Lender).

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Loan Guaranty or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Receivables” has the meaning ascribed thereto in the Security Agreement.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and such Person’s Affiliates.

“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing or dumping of any substance into the environment.

“Report” means reports prepared by the Lender or another Person showing the results of field examinations or audits pertaining to the assets of the Loan Parties from information furnished by or on behalf of the Borrowers, after the Lender has exercised its rights of inspection pursuant to this Agreement.

“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person; and (b) any statute, law (including common law), treaty, rule regulation, code, ordinance, order, decree, writ, judgment, injunction or determination of any arbitrator or court or other Governmental Authority (including Environmental Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserve Percentage” shall mean for any day, the percentage, as determined in good faith by Lender, which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) representing the maximum reserve requirement (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) of a member bank in such System.

“Reserves” means any and all reserves which the Lender deems necessary, in its Permitted Discretion, to maintain (including, without limitation, an availability reserve, reserves for accrued and unpaid interest on the Secured Obligations, reserves for Banking Services, Landlord Reserve, volatility reserves, reserves for consignee’s, warehousemen’s and bailee’s charges, reserves for Dilution of Accounts (solely to the extent the same is not duplicative of any reduction in the advance rates in accordance with the Borrowing Base as a result of Dilution), reserves for Swap Agreement Obligations, reserves for contingent liabilities of any Loan Party, reserves for uninsured losses of any Loan Party, reserves for uninsured, underinsured, unindemnified or under indemnified liabilities or potential liabilities with respect to any litigation, and reserves for taxes, fees, assessments, and other governmental charges) with respect to the Collateral or any Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in any Loan Party or Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests.

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“Revolving Commitment” means the commitment of the Lender to make Revolving Loans and issue Letters of Credit hereunder up to the amount equal to $40,000,000.

“Revolving Exposure” means, at any time, the sum of (a) the outstanding principal amount of Revolving Loans and LC Exposure at such time, plus (b) the aggregate principal amount of Protective Advances outstanding at such time.

“Revolving Loan” means a Loan made pursuant to Section 2.01(a).

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sanctioned Country” means, at any time, a country, region, or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or by the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“Secured Obligations” means all Obligations, together with all (i) Banking Services Obligations and (ii) Swap Agreement Obligations owing to the Lender or its Affiliates; provided, however, that the definition of “Secured Obligations” shall not create any guarantee by any Loan Guarantor of (or grant of security interest by any Loan Guarantor to support, as applicable) any Excluded Swap Obligations of such Loan Guarantor for purposes of determining any obligations of any Loan Guarantor.

“Secured Parties” means (a) the Lender, (b) each Affiliate of the Lender that provides Banking Services, (c) each Affiliate of the Lender that is a counterparty to any Swap Agreement, (d) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, and (e) the successors and assigns of each of the foregoing.

“Security Agreement” means that certain Security Agreement (including any and all supplements thereto), dated as of the date hereof, among the Loan Parties and the Lender, for the benefit of the Secured Parties, covering all of the assets now or hereafter owned and held by any Borrower or any other Loan Party, as the same may hereafter be joined in by any other Loan Party, and any other pledge or security agreement entered into, after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document), or any other Person securing the Secured Obligations for the benefit of the Secured Parties, as each of the same may be amended, restated, supplemented or otherwise modified from time to time.

“SSI” means ServiceSource International, Inc., a Delaware corporation.

“Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations to the written satisfaction of the Lender.

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“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any direct or indirect subsidiary of any Borrower or any other Loan Party, as applicable.

“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrowers or the Subsidiaries shall be a Swap Agreement.

“Swap Agreement Obligations” means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with the Lender or an Affiliate of the Lender, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBOR Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the Governing State or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“Unfinanced Capital Expenditures” means, for any period, Capital Expenditures made during such period which are not financed from the proceeds of the Loans.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

“Unused Amount” has the meaning assigned to such term in Section 2.11(a).

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“U.S.” means the United States of America.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

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NOTICE ADDRESSES SCHEDULE

If to any Loan Party, to the Borrowers at:

ServiceSource International, Inc.

717 17th Street, 5th Floor

Denver, Colorado

Attention: Robert Pinkerton and Mike Lemberg

Email: rpinkerton@servicesource.com; mlemberg@servicesource.com with a copy to:

Davis, Graham & Stubbs LLP

1550 17th Street, Suite 500

Denver, Colorado 80202

Attention: Kristin Lentz

Facsimile No: (303) 893-1379

Email: kristin.lentz@dgslaw.com

If to Lender, at:

Compass Bank

8080 N. Central Expressway, 4th Floor

Dallas, Texas 75206

Attention:    Michael R. Sheff

Telephone:  (214) 890-8627

Facsimile:   (972) 705-8657

Email: Michael.Sheff@bbva.com

and

Compass Bank

1703 West 5th Street, Ste. 500

Austin, Texas 78703

Attention: Manager, Structured Lending Group

Email: structured_lending.us@bbva.com

with a copy to:

Dorsey & Whitney LLP

400 Crescent Court, Suite 300

Dallas, Texas 75201

Attention: Larry A. Makel

Telephone: (214) 981-9916

Facsimile: (214) 981-9901

Email: makel.larry@dorsey.com

REPORTING SCHEDULE

The Borrowers will furnish to the Lender:

(a)    within the earlier to occur of (i) ninety (90) days after the end of each fiscal year of the Borrowers and (ii) the filing of SSI’s Form 10K, the audited consolidated and consolidating balance sheet and related statements of operations, stockholders’ equity and cash flows for the Borrowers and their consolidated Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Borrowers’ Accountant (without a “going concern” or like qualification, commentary or exception and without any qualification or exception as to the scope of such audit) as set forth in SSI’s 10K;

(b)    within thirty (30) days after the end of each fiscal month of the Borrowers, the consolidated and consolidating balance sheet for the Borrowers as of the end of such fiscal month, all certified by a Financial Officer of the Borrowers as presenting fairly in all material respects the financial condition and results of operations of the Borrowers and their respective consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to the absence of footnotes;

(c)    within the earlier to occur of (i) forty-five (45) days after the end of each fiscal quarter of the Borrowers and (ii) the date of filing of SSI’s Form 10Q), the consolidated and consolidating balance sheet and related statements of operations, stockholders’ equity and cash flows for the Borrowers and their consolidated Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year as set forth in SSI’s 10Q;

(d)    concurrently with any delivery of financial statements under clause (a), (b) or (c) above, a compliance certificate of a Financial Officer of the Borrowers in form set forth on Exhibit C hereto, (i) certifying, in the case of the financial statements delivered under clause (b), as presenting fairly in all material respects the financial condition and results of operations of the Borrowers and their respective consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether an Event of Default has occurred and is continuing and, if an Event of Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations demonstrating compliance with the covenants set forth in Section 6.12 hereof if a Default or Event of Default exists or during any Availability Trigger Period, and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(e)    no later than sixty (60) days after the beginning of Borrowers’ fiscal year commencing with fiscal year 2019, a month by month projected non-GAAP operating budget, income statement, balance sheet and cash flow (including assumptions) of Borrowers and their respective consolidated Subsidiaries on a consolidated basis for such fiscal year, such projections to be accompanied by a certificate signed by the President, Chief Executive Officer or Chief Financial Officer of Borrowers to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements, that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared and that such projections have been approved by SSI’s board of directors.

(f)    (i) within thirty (30) days of each month ending January 31, April 30, July 31, and October 31, as of January 31, April 30, July 31, and October 31, respectively, and

(ii) with the delivery of a Notice of Borrowing under Section 2.03, as of the last day of the most recent month ended more than 30 days ago and delivered at least five (5) Business Days before the date of the proposed Borrowing in the Notice of Borrowing, a Borrowing Base Certificate and supporting information in connection therewith (all of which shall be delivered electronically in a text formatted file acceptable to Lender), including:

(A) a schedule and aging of the Loan Parties’ accounts receivable;

(B) a schedule and aging of the Loan Parties’ accounts payable; and

(C) a worksheet of calculations prepared by the Borrowers to determine Eligible Accounts such worksheets detailing the Accounts excluded from Eligible Accounts;

(g)     if requested by Lender during an Availability Trigger Period or while an Event of Default exists, within three (3) Business Days after the end of each calendar week and at such other times as may be necessary to determine Availability, as of the calendar week then ended, a Borrowing Base Certificate and supporting information in connection therewith (all of which shall be delivered electronically in a text formatted file acceptable to Lender), including:

(i) a worksheet of calculations prepared by the Borrowers to determine Eligible Accounts, such worksheets detailing the Accounts excluded from Eligible Accounts and the reason for such exclusion;

(ii) a detailed aging of the Borrowers’ and other Loan Parties’ Accounts (i) aged by invoice date and due date (with an explanation of the terms offered), and (2) reconciled to the Borrowing Base Certificate delivered by the Borrower as of such date, all prepared in a manner reasonably acceptable to the Lender, together with a summary specifying the name, address, and balance due for each Account Debtor;

(iii) a schedule and aging of the Loan Parties’ accounts payable;

(iv) sales and collection reports and/or journals of all receivables and cash receipts journal (identifying trade and non-trade cash receipts); and

(v) a credit adjustments journal.

(h)    promptly upon the Lender’s request:

(i)    copies of invoices issued by any Loan Party in connection with any Accounts, credit memos, shipping and delivery documents, and other information related thereto; and

(ii)    a schedule detailing the balance of all intercompany accounts of the Loan Parties;

(iii)    an updated customer list for the Loan Parties, which list shall state the customer’s name, mailing address and phone number, delivered electronically in a text formatted file acceptable to the Lender and certified as true and correct by a Financial Officer;

(iv)    the Loan Parties’ debit memo/credit memo journal;

(v)    copies of all tax returns filed by any Loan Party with the U.S. Internal Revenue Service;

(vi)    a certificate of good standing or the substantive equivalent available in the jurisdiction of incorporation, formation or organization for each Loan Party from the appropriate governmental officer in such jurisdiction;

(i)    promptly after any request therefor by the Lender, copies of (i) any documents described in Section 101(k)(1) of ERISA that any Borrower or any ERISA Affiliate may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(I)(1) of ERISA that the Borrower or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if a Borrower or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the applicable Borrower or the applicable ERISA Affiliate shall promptly make a request for such documents and notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof; and

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(j)    promptly following any request therefor, such other information regarding the operations, assets, liabilities, changes in ownership of Equity Interests, business affairs and financial condition of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Lender may reasonably request.

CLOSING CONDITIONS SCHEDULE

(a)    Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Lender shall have received (i) a certificate of each Loan Party, dated the Effective Date and executed by its officer, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the each Financial Officer and any other officers of such Loan Party authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws or operating, management or partnership agreement, (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization and (iii) a W-9 for each Loan Party.

(b)    Financial Statements and Projections. The Lender shall have received (i) audited consolidated financial statements of the Borrowers for the 2015, 2016 and 2017 fiscal years, (ii) unaudited interim consolidated financial statements of the Borrowers for the fiscal quarter ended March 31, 2018, and such financial statements shall not, in the reasonable judgment of the Lender, reflect any material adverse change in the consolidated financial condition of the Borrowers, as reflected in the financial statements or projections, (iii) satisfactory projections through for the 2018, 2019 and 2020 fiscal years.

(c)    Fees. The Lender shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Effective Date. All such amounts will be paid with proceeds of Loans made on the Effective Date and will be reflected in the funding instructions given by the Borrowers to the Lender on or before the Effective Date.

(d)    Closing Availability. After giving effect to all Borrowings to be made on the Effective Date and the issuance of any Letters of Credit on the Effective Date and payment of all fees and expenses due hereunder, and with all of the Loan Parties’ indebtedness, liabilities, and obligations current, the sum of the Borrowers’ Excess Availability shall not be less than $6,000,000 in the aggregate.

(e)    Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Collateral Documents or under law or reasonably requested by the Lender to be filed, registered or recorded in order to create in favor of the Lender, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall be in proper form for filing, registration or recordation.

(f)    No Event of Default Certificate. The Lender shall have received a certificate, signed by the Financial Officer of each Borrower, on the initial Borrowing date (i) stating that no Event of Default has occurred and is continuing, (ii) stating that the representations and warranties contained in Article III are true and correct in all material respects (except to the extent such representation is qualified by material, material adverse effect or like terms, then in such cases, true and correct in all respects) as of such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), and (iii) certifying any other factual matters as may be reasonably requested by the Lender.

(g)    Opinion of Counsel. Each of the Loan Parties shall have delivered a written opinion of such Loan Party’s counsel, addressed to the Lender in form and substance satisfactory to the Lender and its counsel.

(h)    Omnibus Consent to Assignment of Certain Contracts. With respect to any technology platform license agreements, client delivery services agreements, research and development services agreements, strategic management services agreements, and administrative services agreements in effect on the Effective Date, in each case, between any Borrower and any Foreign Subsidiary (as the same may be amended, restated or otherwise modified from time to time) that prohibit or otherwise do not permit the assignment of the rights therein by such Borrower, Borrowers shall deliver a general consent to assignment which allows such agreements to be assigned to such Borrower’s financing sources and which is consented to by such Foreign Subsidiaries.

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(i)    Lien Searches. The Lender shall have received the results of a recent lien search in such jurisdictions as the Lender shall deem appropriate, and such search shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by Section 6.02 or discharged on or prior to the Effective Date pursuant to a pay-off letter or other documentation satisfactory to the Lender.

(j)    Funding Account and Treasury Management. Borrowers hereby requests that the proceeds of all Loans be remitted to the Funding Account, and Borrowers shall have established all of its investment accounts with Lender.

(k)    Collateral Access and Control Agreements. The Lender shall have received each Collateral Access Agreement and the Control Agreements with JPMorgan Chase as required by Section 2.09 hereof, a Springing Blocked Account Control Agreement with respect to the Springing Blocked Collection Account and any other Control Agreement required to be provided by the Effective Date pursuant to the Security Agreement.

(l)    Solvency. The Lender shall have received a solvency certificate in form and substance satisfactory to the Lender from a Financial Officer.

(m)    Borrowing Base Certificate. The Lender shall have received a Borrowing Base Certificate which calculates the Borrowing Base as of a recent date determined by the Lender.

(n)    Money Transfer Authorizations. The Borrowers shall have delivered money transfer authorizations as the Lender may have reasonably requested.

(o)    Audits, etc. The Loan Parties shall have delivered Collateral audits, satisfactory to the Lender, prepared by an independent firm engaged directly by the Lender which audits shall be satisfactory to the Lender.

(p)    Insurance. The Lender shall have received evidence of insurance coverage in form, scope, and substance reasonably satisfactory to the Lender and otherwise in compliance with the terms of Section 5.10 of the Credit Agreement.

(q)    Letter of Credit Application. The Borrowers shall have delivered a properly completed letter of credit application if the issuance of a Letter of Credit will be required on the Effective Date.

(r)    ERISA. If any Borrower has any Plans, such Borrower shall have delivered to the Lender its most recent statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

(s)    Minimum EBITDA. Borrowers and their Subsidiaries shall have a minimum EBITDA of $10,000,000 based on the immediately preceding twelve month periods;

(t)    Diligence. Lender shall be reasonably satisfied with its due diligence on all aspects of Borrower and Borrower’s industry including, but not limited to (i) sustainability of EBITDA and operating cash flow, (ii) review of historical and projected financial statements, (iii) review of customer and supplier information and arrangements, including credit granting process, (iv) Borrower’s and its Subsidiaries corporate structure, (v) an insurance review and (vi) background checks on key management.

(u)    Material Adverse Effect. There shall not have occurred any change, development, event, or Material Adverse Effect that has or would reasonably be expected to have a Material Adverse Effect.

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(v)    Other Closing Deliverables. The Borrowers shall have delivered to the Lender, in each case in form and substance reasonably satisfactory to the Lender, each of the other agreements, instruments, certificates and items set forth in the closing checklist or schedule of closing documents most recently provided by the Lender (or its counsel) to the Borrowers (or their counsel).

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Exhibit A

Form of

Notice of Borrowing

[see attached]

Exhibit B

Form of

Notice of Conversion/Continuation Request

[see attached]

2

Exhibit C

Form of

Compliance Certificate

[see attached]

3

Exhibit D

Form of Borrowing Base Certificate

[see attached]

4

Exhibit E

Form of Blocked Account Agreement

[See attached]

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